ASSET EXCHANGE AGREEMENT


                          BY AND AMONG


                    NATIONAL PIZZA COMPANY,


                        PIZZA HUT, INC.


                              AND


                  PIZZA HUT OF SAN DIEGO, INC.


                       DATED JUNE 7, 1994
                       TABLE OF CONTENTS


ARTICLE I                                      EXCHANGE OF ASSETS       2

          Section 1.1    Execution and Transfer of
                            Franchise Agreements                        2
          Section 1.2                             Transfer by NPC       2
          Section 1.3                                  NPC Assets       3
          Section 1.4                Transfer of O'Donnell Assets       4
          Section 1.5                            O'Donnell Assets       5
          Section 1.6                              Transfer by PH       6
          Section 1.7                                   PH Assets       6
          Section 1.8                                      Escrow       8
          Section 1.9                                    Closings       8
          Section 1.10                               Risk of Loss       8
          Section 1.11                                POS Systems       9

ARTICLE II     ADDITIONAL AGREEMENT                                    10

ARTICLE III    VALUATIONS, CONSIDERATION AND ADDITIONAL
               TRANSFERS                                               10
          Section 3.1                          Valuation of Sites      10
          Section 3.2                         Payment Adjustments      10
          Section 3.3    Additional Consideration to be
                    paid by PHSD                                       11
          Section 3.4                                     Payment      11
          Section 3.5                                  Allocation      11
          Section 3.6                           Method of Payment      11

ARTICLE IV     NON-ASSUMPTION OF EXISTING LIABILITIES                  11

          Section 4.1                                         NPC      11
          Section 4.2                                 PH and PHSD      12
          Section 4.3                Apportionments and Inventory      12
          Section 4.4                           Other Liabilities      13

ARTICLE V                   REPRESENTATIONS AND WARRANTIES OF NPC      13

          Section 5.1                                Organization      13
          Section 5.2            Authorization and Enforceability      13
          Section 5.3                         Absence of Conflict      14
          Section 5.4              Title to NPC Personal Property      14
          Section 5.5                      Title to Real Property      15
          Section 5.6                     Absence of Other Assets      16
          Section 5.7                                      Leases      17
          Section 5.8                        Documents Sufficient      17
          Section 5.9                                  Litigation      17
          Section 5.10                      Governmental Licenses      18
          Section 5.11                       Compliance with Laws      18
          Section 5.12                        Assigned Contracts.      19
          Section 5.13                                  Employees      20
          Section 5.14                      Environmental Matters      20
          Section 5.15                           Payment of Taxes      22
          Section 5.16                No Finder's or Broker's Fee      23
          Section 5.17                                 Disclosure      23
          Section 5.18        Representations and Warranties True      24

ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF
               PHI AND PHSD                                            25

          Section 6.1                                Organization      25
          Section 6.2            Authorization and Enforceability      25
          Section 6.3                         Absence of Conflict      25
          Section 6.4               Title to PH Personal Property      26
          Section 6.5                   Title to PH Real Property      26
          Section 6.6                     Absence of Other Assets      28
          Section 6.7                                      Leases      28
          Section 6.8                        Documents Sufficient      28
          Section 6.9                                  Litigation      28
          Section 6.10                      Governmental Licenses      29
          Section 6.11                       Compliance with Laws      29
          Section 6.12                     PH Assigned Contracts.      30
          Section 6.13                                  Employees      30
          Section 6.14                      Environmental Matters      31
          Section 6.15                           Payment of Taxes      32
          Section 6.16                No Finder's or Broker's Fee      33
          Section 6.17                                 Disclosure      33
          Section 6.18        Representations and Warranties True      33

ARTICLE VII    TRANSFER OF THE O'DONNELL ASSETS                        33

          Section 7.1              Representations and Warranties      33
          Section 7.2                                  Assignment      34
          Section 7.3                                  Acceptance      34

ARTICLE VIII   COVENANTS OF NPC                                        34

          Section 8.1    Management of the NPC Sites
                    Pending Closing                                    34
          Section 8.2            Transfer of Licenses and Permits      35
          Section 8.3    Accuracy of Representations and
                    Warranties                                         35
          Section 8.4        Access to Information and Facilities      36
          Section 8.5                                       Taxes      36
          Section 8.6                          Further Assurances      36
          Section 8.7                          Exchange Sales Tax      37
          Section 8.8                                Notification      37
          Section 8.9                         O'Donnell Agreement      37

ARTICLE IX     COVENANTS OF PHI AND PHSD                               37

          Section 9.1    Management of the PH Sites
                    Pending Closing                                    37
          Section 9.2             Transfer of License and Permits      38
          Section 9.3    Accuracy of Representations and
                    Warranties                                 38
          Section 9.4        Access to Information and Facilities      39
          Section 9.5                                       Taxes      39
          Section 9.6                          Further Assurances      39
          Section 9.7                          Exchange Sales Tax      40
          Section 9.8                                Notification      40

ARTICLE X           CONDITIONS TO OBLIGATION OF NPC AT
               EACH CLOSING                                    40

          Section 10.1   Representations and Warranties
                    True and Correct                           41
          Section 10.2                                Performance      41
          Section 10.3                                   Consents      41
          Section 10.4                          Hart-Scott-Rodino      41
          Section 10.5                              No Litigation      41
          Section 10.6                    No Adverse Developments      41
          Section 10.7                              Investigation      42
          Section 10.8                              Other Actions      42

ARTICLE XI     CONDITIONS TO OBLIGATION OF PHI AND
               PHSD AT EACH CLOSING                            42

          Section 11.1   Representations and Warranties
                    True and Correct                           42
          Section 11.2                                Performance      42
          Section 11.3                                   Consents      42
          Section 11.4                          Hart-Scott-Rodino      43
          Section 11.5                              No Litigation      43
          Section 11.6                    No Adverse Developments      43
          Section 11.7                              Investigation      43
          Section 11.8                              Other Actions      43
          Section 11.9                           O'Donnell Assets      43
          Section 11.10                       O'Donnell Agreement      44

ARTICLE XII    DOCUMENTS TO BE DELIVERED ON EACH CLOSING
               DATE                                            44

          Section 12.1                        Condition Precedent      44
          Section 12.2           Documents to be Delivered by NPC      44
          Section 12.3   Documents to be Delivered by PHI
                    and PHSD                                   46

ARTICLE XIII   EMPLOYEES                                       47

          Section 13.1                                Definitions      47
          Section 13.2                      Transfer of Employees      47
          Section 13.3          Responsibility of Former Employer      48
          Section 13.4             Responsibility of New Employer      48
          Section 13.5                                     Claims      48
          Section 13.6                              Benefit Plans      48
          Section 13.7                    Benefits to be Provided      49
          Section 13.8                          Future Employment      49
          Section 13.9                   Agreement Not to Recruit      49
          Section 13.10                         Certain Employees      49

ARTICLE XIV    EMPLOYEE BENEFITS AND ERISA                     50

          Section 14.1             Treatment of PH Employee Plans      50
          Section 14.2            Treatment of NPC Employee Plans      51
          Section 14.3                                Definitions      52

ARTICLE XV     BULK TRANSFER; TAX CERTIFICATES                 54

ARTICLE XVI    INDEMNIFICATION AND MEDIATION                   54

          Section 16.1                                   Survival      54
          Section 16.2     Indemnification of PHI and PHSD by NPC      54
          Section 16.3     Indemnification of NPC by PHI and PHSD      56
          Section 16.4                  Indemnification Procedure      58
          Section 16.5               Effect of Insurance Payments      59
          Section 16.6             Limitations on Indemnification      59
          Section 16.7                             Other Remedies      59
          Section 16.8                                  Mediation      59

ARTICLE XVII   TERMINATION                                     60

          Section 17.1                Termination by Either Party      60
          Section 17.2                                      Delay      61

ARTICLE XVIII  MISCELLANEOUS                                   63

          Section 18.1                                    Notices      63
          Section 18.2                                   Expenses      63
          Section 18.3                        Public Announcement      64
          Section 18.4                                 Assignment      64
          Section 18.5                              Governing Law      64
          Section 18.6                       Waiver and Amendment      64
          Section 18.7                           Entire Agreement      64
          Section 18.8                          Binding Agreement      64
          Section 18.9                       Agreement Negotiated      65
          Section 18.10                           Confidentiality      65
          Section 18.11                           Attorneys' Fees      65
          Section 18.12                    Remedies Not Exclusive      65
          Section 18.13              No Third-Party Beneficiaries      65
          Section 18.14                                  Headings      65
          Section 18.15                              Severability      66
          Section 18.16                              Counterparts      66
          Section 18.17                            Nontraditional      66

                INDEX OF EXHIBITS AND SCHEDULES


Exhibits

Exhibit A                PH Sites
Exhibit B            NPC Sites
Exhibit C            O'Donnell Sites
Exhibit D            Form of New Agreements
Exhibit E            Form of Blanket Amendment
Exhibit F            Schedule of Closings
Exhibit G            Liquor License Escrow Agreement
Exhibit H            Valued NPC Sites
Exhibit I            Valuation Methodology
Exhibit J            Opinion of NPC Counsel
Exhibit K            Form CSC Management Agreement
Exhibit L            Opinion of PHI and PHSD Counsel
Exhibit M            Form of O'Donnell Agreement
Exhibit N            Mutual Release


Schedules

Schedule 1.3(a)(i)   NPC Real Property
Schedule 1.3(a)(ii)  NPC Assigned Leases
Schedule 1.3(a)(iv)  NPC Assigned Contracts
Schedule 1.3(a)(v)   NPC Equipment
Schedule 1.3(a)(vii) NPC Prepaid Items
Schedule 1.5(a)(i)   O'Donnell Real Property
Schedule 1.5(a)(ii)  O'Donnell Assigned Leases
Schedule 1.5(a)(iii) O'Donnell Assigned Contracts
Schedule 1.5(a)(iv)  O'Donnell Equipment
Schedule 1.5(a)(vi)  O'Donnell Prepaid Items
Schedule 1.7(a)(i)   PH Real Property
Schedule 1.7(a)(ii)  PH Assigned Leases
Schedule 1.7(a)(iv)  PH Assigned Contracts
Schedule 1.7(a)(v)   PH Equipment
Schedule 1.7(a)(vii) PH Prepaid Items
Schedule 5.4         Title to NPC Personal Property
Schedule 5.5(a)      Title to NPC Real Property
Schedule 5.7         NPC Lease Prepayments
Schedule 5.9         NPC Litigation
Schedule 5.10(a)     NPC Licenses
Schedule 5.10(b)     O'Donnell Licenses
Schedule 5.11(c)     NPC Necessary Consents
Schedule 5.14(b)     NPC Environmental Matters
Schedule 6.4         Title to PH Personal Property
Schedule 6.5(a)      Title to PH Real Property
Schedule 6.5(c)      PH Condemnation
Schedule 6.7         PH Lease Prepayments
Schedule 6.9         PH Litigation
Schedule 6.10        PH Governmental Licenses
Schedule 6.11(c)     PH Necessary Consents
Schedule 6.13(e)     PH Severance Pay Policy
Schedule 6.14(a)     PH Environmental Matters
Schedule 13.10       Certain Employees
Schedule 17.2        Cash Flow Values
Schedule 18.17(a)    NPC Nontraditional Sites
Schedule 18.17(b)    PH Nontraditional Sites
Schedule 18.17(c)    Proposed Nontraditional Sites
                    ASSET EXCHANGE AGREEMENT


           THIS ASSET EXCHANGE AGREEMENT is made and entered into as of the 7th day of June, 1994, by and among NATIONAL PIZZA COMPANY, a Kansas corporation with its principal office located at 720 West 20th Street, Pittsburg, Kansas 66762 ("NPC"), PIZZA HUT, INC., a Delaware corporation with its principal office located at 9111 E. Douglas, Wichita, Kansas 67201 ("PHI") and PIZZA HUT OF SAN DIEGO, INC., a California corporation with its principal place of business at 9111 East Douglas, Wichita, Kansas 67201 ("PHSD"). This Asset Exchange
Agreement, including all exhibits and schedules attached hereto, shall be referred to herein as the "Agreement."


                       W I T N E S E T H:


          WHEREAS, various affiliates of PHSD operate the Pizza
Hut restaurants set forth on Exhibit A hereto, which it wishes to transfer to NPC (the "PH Sites"); and

           WHEREAS, NPC is the franchisee and NPC and various subsidiaries and affiliates of NPC operate the Pizza Hut restaurants set forth on Exhibit B hereto, (the "NPC Sites");
and

           WHEREAS, NPC is in the process of negotiating an agreement with the present franchisees and operators of the Pizza Hut restaurants set forth on Exhibit C hereto (the
"O'Donnell Sites") pursuant to which NPC intends to purchase the O'Donnell Sites; and

           WHEREAS,  NPC  has agreed to transfer the  O'Donnell
Sites and the NPC Sites to PHSD as part of the exchange contemplated hereby; and

           WHEREAS, PHSD has agreed to transfer the PH Sites to NPC as part of the exchange, upon the terms and subject to the conditions set forth herein; and

           WHEREAS, in addition, as part of such exchange, NPC will enter into or otherwise receive franchise agreements and the development schedules (collectively, the "New Agreements") substantially in the form attached hereto as Exhibit D and a blanket amendment in the form of Exhibit E hereto (the "Blanket Amendment");

           NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:


I                                  EXCHANGE OF ASSETS

.1                    Execution   and  Transfer  of   Franchise
Agreements.

               (a) Upon the terms and subject to the conditions set forth herein, and in reliance upon the representations, warranties, covenants and agreements made herein:

                    (i) PHI agrees to issue New Agreements to NPC in the completed form of Exhibit D hereto, with respect to the territories specified in the existing Pizza Hut franchise agreements currently in effect between PHI and NPC, including those NPC Sites (as hereinafter defined) not transferred to PHSD at the first Closing, unless the issuance of such New Agreements is, in PHI's reasonable opinion, prohibited by state law, and

                    (ii) PHSD agrees to transfer New Agreements to NPC in the completed form of Exhibit D hereto with respect to the PH
          Sites.

               (b) The parties agree that, if the first Closing (as defined below) takes place on or before June 8, 1994, each New Agreement (other than those applicable to the PH Sites) shall be deemed to take effect as of March 30, 1994, regardless of the actual date of execution. In the event the first Closing
     Date does not take place on or before June 8, 1994, each New Agreement shall be effective the date of its actual issuance or transfer to NPC. All New Agreements will be issued or transferred to NPC at the first Closing, except only for those New Agreements applicable to PH Sites to be transferred to NPC at subsequent Closings hereunder (each, a "Subsequent New Agreement"), which Subsequent New Agreements will be transferred to NPC as part of the Closing at which such PH
     Sites are, in fact, transferred to NPC. PHI agrees to consent to all such transfers of the New Agreements and PH Sites and to execute any documents reasonably requested by NPC to evidence that consent. Each New Agreement transferred to NPC in respect to PH Sites will be effective the date of such transfer.

.2                   Transfer  by  NPC.   Upon  the  terms  and
subject to the conditions set forth herein, and in reliance upon, in consideration of, and in exchange for the representations, warranties, covenants, agreements and transfers made by PHI and PHSD herein, NPC agrees to convey, assign, transfer and deliver to PHSD, in accordance with the Schedule of Closings attached hereto as Exhibit F, and PHSD agrees to acquire and accept from NPC, good and marketable title to the NPC Assets (as defined below).

.3                    NPC   Assets.   For  purposes   of   this
Agreement, the term "NPC Assets" shall mean:

               (a)       The following assets located at the NPC Sites:

               (i) Good, valid and marketable fee simple title to the real property described on Schedule 1.3(a)(i) hereto, including all land, land improvements, buildings, fixtures and other appurtenances thereto (the "NPC Real Property");

                (ii) Good, valid and marketable right, title and interest as lessee in and to the leases which are set forth on
          Schedule 1.3(a)(ii) hereto (the "NPC Assigned Leases"), including all interest thereunder in the buildings, fixtures, signs, parking facilities, trash facilities, fences, easements, rights of way, or other leasehold improvements subject to such NPC Assigned Leases;

                    (iii) Good, valid and marketable right, title and interest in and to the buildings, fixtures, signs, parking facilities, trash facilities, fences, easements, rights of way, or other improvements owned by NPC or its affiliates on each NPC Site;

                    (iv) All of NPC's right, title and interest in and to the personal property leases and contracts specifically described on Schedule 1.3(a)(iv) hereto related to and used in the normal and customary operations of the NPC Sites (the "NPC Assigned Contracts");

                    (v) Except for all items described in Sections 1.3(a)(i) through 1.3(a)(iv) above, all right, title and interest in and to the equipment used by NPC or its affiliates in the normal and customary operations of the NPC Sites, including but not limited to the telephone equipment, furniture, machinery, equipment, tables, chairs, ovens, refrigerators, display cases, shelves, utensils, tools, pans, salad bars, sneeze guards, lights, uniforms, curtains, signs, menus, tablecloths, glasses, plates, dishes, silverware, pitchers, books, cabinets, racks, towels, ornaments, bars and bar equipment (the "NPC Equipment") set forth on Schedule 1.3(a)(v) hereto, provided, however, that the NPC Equipment shall not include any point of sale, register or back office ("POS") system located at any of the NPC Sites;

               (vi) All right, title and interest in and to the inventories of foodstuffs, paper products, and other supplies (the "NPC Inventory") which are at the NPC Sites on the relevant Closing Date. (NPC Inventory at each NPC Site shall be not less than or greater than the normal amount of inventory for an average
          Pizza Hut outlet operated by NPC, and all of such NPC Inventory shall be in good condition, and shall be useable and saleable in the normal and ordinary course of business);

              (vii) The prepaid items set forth on Schedule 1.3(a)(vii) hereto (the "NPC Prepaid Items"); and

                    (viii) All other rights and property interests of any nature which are customarily used by NPC or its affiliates in or are useful to NPC or its affiliates in the operation of the NPC Sites, including, but not limited to, liquor licenses (to the extent transferable), rights to the use of existing NPC
          Site telephone numbers, rights arising under equipment warranties, and all change funds at each NPC Site. (The amount of change funds at each NPC Site shall be not less than or greater than the normal amount of change funds for an average
          Pizza Hut outlet operated by NPC).

               (b)       All of the franchise rights related to the NPC Sites.

.4                  Transfer of O'Donnell Assets.

               (a) Upon the terms and subject to the conditions set forth herein, and in reliance upon, in consideration of, and in exchange for the representations, warranties, covenants, agreements and transfers made by PHI and PHSD herein,  NPC agrees to convey, assign, transfer and deliver to PHSD, in accordance with the Schedule of Closings attached hereto as
     Exhibit F, and PHSD agrees to acquire and accept from NPC, title  to the O'Donnell Assets (as defined below),  to  be acquired  by  NPC pursuant to that certain Asset  Purchase
     Agreement  between NPC and the sellers identified  therein
     (collectively  referred  to  herein  as  "O'Donnell")   in
     substantially the form attached hereto as Exhibit  M  (the
     "O'Donnell Agreement").

               (b) Recognizing that NPC does not presently own, and has never operated, the O'Donnell Assets, NPC and PHSD recognize and agree that NPC cannot assure the delivery to PHSD of good, valid and marketable title to the O'Donnell Assets and, therefore, the parties agree that NPC shall not be deemed to be in breach of any obligation, representation or warranty hereunder if, through no fault of NPC's, NPC is unable to tender good, valid and marketable title to the O'Donnell Assets to PHSD at the applicable Closing. However, it is the intention and expectation of the parties that PHSD shall receive good, valid and marketable title to the O'Donnell
     Assets and, therefore, PHSD shall not be obligated to accept the O'Donnell Assets to which inferior title is tendered at the applicable Closing if, in PHSD's reasonable opinion, inferior title is tendered.

.5                   O'Donnell  Assets.  For purposes  of  this
Agreement, the term "O'Donnell Assets" shall mean:

               (a)       The following assets located at the O'Donnell Sites:

               (i) Good, valid and marketable fee simple title to the real property described on Schedule 1.5(a)(i) hereto, including all land, land improvements, buildings, fixtures and other appurtenances thereto (the "O'Donnell Real Property");

               (ii) Good, valid and marketable right, title and interest as lessee in and to the leases which are set forth on
          Schedule 1.5(a)(ii) hereto (the "O'Donnell Assigned Leases"), including all interest thereunder in the buildings, fixtures, signs, parking facilities, trash facilities, fences, easements, rights of way, or other leasehold improvements subject to such O'Donnell Assigned Leases;

                    (iii) Good, valid and marketable right, title and interest in and to the personal property leases and contracts with a remaining term not exceeding one year and which are transferrable, specifically described on Schedule 1.5(a)(iii) hereto related to and used in the normal and customary operations of the O'Donnell Sites (the "O'Donnell Assigned Contracts");

                   (iv) Except for all items described in Sections 1.5(a)(i) through 1.5(a)(iii) above, right, title and interest in and to the equipment and leasehold improvements used in the normal and customary operations of the O'Donnell Sites, including but not limited to the telephone equipment, furniture, machinery, equipment, tables, chairs, cash registers, ovens, refrigerators, display cases, shelves, utensils, tools, pans, salad bars, sneeze guards, lights, uniforms, curtains, signs, menus, tablecloths, glasses, plates, dishes, silverware, pitchers, books, cabinets, racks, towels, ornaments, bars and bar equipment (the "O'Donnell Equipment") set forth on
          Schedule 1.5(a)(iv) hereto;

                    (v) All right, title and interest in and to the inventories of foodstuffs, paper products, and other supplies (the "O'Donnell Inventory") which are at the O'Donnell Sites on the relevant Closing Date. (O'Donnell Inventory at each O'Donnell Site shall be not less than or greater than the normal amount of inventory for an average Pizza Hut outlet operated by O'Donnell, and all of such O'Donnell Inventory shall be in good condition, and shall be useable and saleable in the normal and ordinary course of business);

                    (vi) The prepaid items set forth on Schedule 1.5(a)(vi) hereto (the "O'Donnell Prepaid Items"); and

                    (vii) All other rights and property interests of any nature which are customarily used in or are useful to the operation of the O'Donnell Sites, including, but not limited to, liquor licenses (to the extent transferable), rights to the use of existing O'Donnell Site telephone numbers, rights arising under equipment warranties, and all change funds at each O'Donnell Site. (The amount of change funds at each O'Donnell Site shall be not less than or greater than the normal amount of change funds for an average Pizza Hut outlet operated by O'Donnell).

               (b)       All of the franchise rights related to the O'Donnell
     Sites.

.6                   Transfer  by  PHSD.  Upon  the  terms  and
subject to the conditions set forth herein, and in reliance upon the representations, warranties, covenants and agreements made by NPC herein, PHSD agrees to convey, assign, transfer and deliver to NPC, in accordance with the Schedule of Closings attached hereto as Exhibit F, and NPC agrees to acquire and accept from PHSD, good and marketable title to the PH Assets (as defined below).

.7                  PH Assets.  For purposes of this Agreement,
the term "PH Assets" shall mean:

               (a)       The following assets located at the PH Sites:

                    (i) Good, valid and marketable fee simple title to the real property described on Schedule 1.7(a)(i) hereto, including all land, land improvements, buildings, fixtures and other appurtenances thereto (the "PH Real Property");

               (ii) Good, valid and marketable right, title and interest as lessee in and to the leases which are set forth on Schedule 1.7(a)(ii) hereto (the "PH Assigned Leases"), including all interest thereunder in the buildings, fixtures, signs, parking facilities, trash facilities, fences, easements, rights of way, or other leasehold improvements subject to such PH Assigned
          Leases;

                    (iii) Good, valid and marketable right, title and interest in and to the buildings, fixtures, signs, parking facilities, trash facilities, fences, easements, rights of way, or other improvements owned by PHSD or its affiliates on each such PH Site;

                    (iv) All of PHSD's right, title and interest in and to the personal property leases and contracts specifically described on Schedule 1.7(a)(iv) hereto related to and used in the normal and customary operations of the PH Sites (the "PH Assigned Contracts");

                    (v) Except for all items described in Sections 1.7(a)(i) through 1.7(a)(iv) above, all right, title and interest in and to the equipment and leasehold improvements used by PHSD or its affiliates in the normal and customary operations of the PH
          Sites, including but not limited to the telephone equipment, furniture, machinery, equipment, tables, chairs, ovens, refrigerators, display cases, shelves, utensils, tools, pans, salad bars, sneeze guards, lights, uniforms, curtains, signs, menus, tablecloths, glasses, plates, dishes, silverware, pitchers, books, cabinets, racks, towels, ornaments, bars and bar equipment (the "PH Equipment") set forth on
          Schedule 1.7(a)(v) hereto, provided, however, that the PH
          Equipment shall not include any POS system located at any of the PH Sites;

                (vi) All right, title and interest in and to the inventories of foodstuffs, paper products, and other supplies (the "PH Inventory") which are at the PH Sites on the relevant Closing
          Date. (PH Inventory at each PH Site shall be not less than or greater than the normal amount of inventory for an average
          Pizza Hut outlet operated by PHSD, and all of such PH Inventory shall be in good condition, and shall be useable and saleable in the normal and ordinary course of business);

               (vii) The prepaid items set forth on Schedule 1.7(a)(vii) hereto (the "PH Prepaid Items"); and

                    (viii) All other rights and property interests of any nature which are customarily used by PHSD or its affiliates in or are useful to the operation of the PH Sites, including, but not limited to, liquor licenses (to the extent transferable), rights to the use of existing PH Site telephone numbers, rights arising under equipment warranties, and all change funds at each PH Site. (The amount of change funds at each PH Site shall be not less than or greater than the normal amount of change funds for an average Pizza Hut outlet operated by PHSD).

               (b)       All of the franchise rights related to the PH Sites.

.8                   Escrow.   The parties agree  that  to  the
extent necessary and not prohibited by applicable law the liquor licenses for each of the NPC Sites, the O'Donnell Sites and the PH Sites shall be transferred through an escrow or site management mechanism utilizing an escrow agent selected by mutual agreement of PHSD and NPC (the "Liquor License Escrow Agent"). The terms of such escrow mechanism shall be in accordance with an escrow agreement substantially in the form of Exhibit G hereto (the "Liquor License Escrow Agreement"). PHSD and NPC shall each pay one-half of all Liquor License Escrow Agent fees and expenses.

.9                  Closings.

               (a) The exchange of documents, funds, properties and assets in connection with the transactions contemplated by Articles I, II and III of this Agreement shall take place in a series of closings, the assets and related documentation to be transferred at each closing as set forth on the Schedule of Closings attached as Exhibit F hereto (individually a "Closing," and collectively the "Closings", the last Closing to be referred to as the "Final Closing"). Each Closing shall take place on the date set forth on Exhibit F (each a "Closing Date") beginning at 9:00 a.m., Central time, at the offices of Pizza Hut, Inc., 9111 East Douglas, Wichita, Kansas 67201, or at such other time, date or place as the parties hereto shall mutually agree.

               (b) The transferee of a Site shall be entitled to immediate possession of, and to exercise all rights attendant to the Assets associated therewith from and after the close of all restaurant operations at the Site that commenced on the day of Closing (the "Effective Time"), and operation of the Sites shall transfer at such time. Except as provided hereby, all profits, losses, liabilities, claims or injuries related to any Site arising before such Effective Time shall be solely to the benefit or the risk of the transferor. All such occurrences after such Effective Time shall be solely to the benefit or the risk of the transferee.

.10                 Risk of Loss.  The risk of loss relating to
each PH Site, on the one hand, and each NPC Site and O'Donnell Site, on the other hand, shall remain with PHSD and NPC, respectively, until the Effective Time of the Closing at which that particular Site and the related assets are transferred.

.11                  POS Systems.  The automated point of sale,
cash register and order taking equipment (the "Cash Registers") and the back of the house personal computers (the "PC's") presently installed in the NPC Sites and PH Sites are not included in the NPC Assets or the PH Assets, and are not being conveyed hereunder. Notwithstanding the foregoing:

               (a) The Cash Registers presently installed at the NPC Sites and the PH Sites will be left in place by the transferor and the transferee will have the right to use such equipment in its operations for a period of up to eight weeks from and after the applicable Closing. Each transferee shall cause all of such Cash Registers to be removed from the Sites in a professional and workmanlike manner and delivered by no later than the end of such eight week period to the destinations specified by the transferor.

               (b) The PC's, except as to those PC's in NPC's Maryland market (18 PC's in total); will be left in place at each Closing and may be used by the transferee in its operations until removed and returned to the transferor in accordance with the following schedule:

                    (i) As to the NPC Sites located in California, at least eighteen (18) of the PC's will be removed and returned to NPC's California market office by no later than June 30, 1994 or three (3) weeks after the applicable Closing Date of those California Sites, whichever is later. The remainder of the PC's from the NPC Sites in California will be removed and returned to NPC's California market office by no later than August 3, 1994;

                (ii) As to all other NPC Sites, all PC's will be removed and returned to NPC's closest market office as directed after Closing by NPC on no less than ten days advance notice;

                    (iii) The PC's at the PH Sites shall be removed and returned along with the corresponding cash registers, as the same cannot be operated independently of each other.

               (c) It is the intention of the parties that neither party should be required to purchase new and additional point of sale cash registers or personal computers to equip the Sites they are acquiring hereunder and the forgoing schedule has been developed with that goal in mind. The parties shall continue to cooperate in scheduling these matters.

               (d) All freight charges will be paid by the transferor, but the deinstallation expenses shall be paid by the transferee. To facilitate the orderly transition of Cash
     Registers and PC's, PHSD and NPC will be granted all reasonable access to the Sites they are to receive in advance of the applicable Closing Date for purposes of surveying the construction and electrical requirements to the conversion. No license, royalty or service fee will be payable for or in respect of the licenses granted in this Section 1.11.


II                                 ADDITIONAL AGREEMENT

           NPC and PHI acknowledge and agree that the New Agreements will provide for the payment of franchise royalty fees from and after their effective dates under a fixed formula at the rate of 4% of sales (as the term "sales" is defined under the New Agreements). NPC and PHI acknowledge and agree further that, notwithstanding anything contained in the New Agreements to the contrary, (a) for the period from the effective dates of those specific New Agreements identified on Schedules A and B to the form of Blanket Amendment included in Exhibit E hereto (the "Affected New Agreements") through July 21, 1996, NPC's liability with respect to the portion of the 4% royalty rate in excess of 2.062% payable under the Affected New Agreements shall be fixed and determinable, and (b) NPC shall satisfy its obligation with respect to such liability under the Affected New Agreements by paying $8,382,000.00 in cash to PHI. This payment shall be due on the Final Closing Date.


III                                  VALUATIONS,  CONSIDERATION
AND ADDITIONAL TRANSFERS

.1                    Valuation   of  Sites.   Each   PH   Site
transferred in fee by PHSD (the "Valued PH Sites"), each NPC Site listed on Exhibit H hereto transferred in fee by NPC (the "Valued NPC Sites") and each O'Donnell Site transferred in fee by NPC (the "Valued O'Donnell Sites") shall be assigned a value (the "Real Estate Value") equal to the MAI appraised value of the land and buildings comprising the Site. The provisions of this Section 3.1 shall not apply to the NPC Site in Pikeville, Kentucky (the "Pikeville Site"), which will not be assigned a Real Estate Value.

.2                  Payment Adjustments.  If the aggregate Real
Estate Value of the Valued PH Sites exceeds the aggregate Real Estate Value of the Valued NPC Sites and the Valued O'Donnell Sites, then NPC shall pay that excess amount to PHSD on the Final Closing Date. If, on the other hand, the aggregate Real Estate Value of the Valued NPC Sites and the Valued O'Donnell Sites exceeds the aggregate Real Estate Value of the Valued PH Sites, then PHSD shall pay that excess amount to NPC on the Final Closing Date. Real Estate Values shall be established by Arthur Andersen & Co. using the valuation methodology set forth in Exhibit I hereto.

.3                   Additional  Consideration to  be  paid  by
PHSD. In addition to the exchange of the NPC Assets and the PH Assets, on the Final Closing Date, PHSD shall pay to NPC the sum of Seven Million One Hundred Seventeen Thousand Eight Hundred Sixty-Eight Dollars ($7,117,868.00) (the "PH Additional Consideration") in consideration of the difference in location value of the assets being exchanged, which number includes $300,000.00 for construction costs associated with the Pikeville Site.

.4                   Payment.  NPC and PHSD agree that payments
due under this Article III shall be set off against each other, such that only one payment will be due with respect to all of the items referenced under this Article III.

.5                   Allocation.  NPC and PHSD agree that  they
will work together and will use their best efforts to agree on the fair market values of the assets to be transferred pursuant to the terms of this Agreement.

.6                  Method of Payment.  The payments to be made
on each Closing Date pursuant to this Agreement shall be made by federal wire transfer of immediately available funds. The recipient shall designate an account to receive such funds in writing at least one (1) business day prior to the relevant Closing Date.


IV                                  NON-ASSUMPTION OF  EXISTING
LIABILITIES

.1                  NPC.  In connection with its acquisition of
the PH Assets, neither NPC nor any affiliate thereof shall assume any obligations of PHSD or any affiliate thereof other than liabilities relating to the PH Assets which arise out of the operation of the PH Sites from and after the Closing Date at which the PH Site giving rise to the obligation is transferred. Except as expressly provided in this Agreement, neither NPC nor any affiliate thereof shall assume nor be responsible for any liabilities or obligations which arise from the operation of a PH Site prior to the Closing Date on which that Site is transferred. PHSD agrees promptly to perform all of the obligations relating to each PH Site which arise out of events occurring prior to the Effective Time of the relevant Closing Date for that Site.

.2                   PH  and  PHSD.   In  connection  with  its
acquisition of the NPC Assets and the O'Donnell Assets, neither PHSD nor any affiliate thereof shall assume any obligations of NPC or O'Donnell or any of their respective affiliates other than liabilities relating to the NPC Assets and the O'Donnell Assets which arise out of the operation of the NPC Sites and the O'Donnell Sites from and after the Closing Date at which the NPC Site or the O'Donnell Site giving rise to the obligation is transferred. Except as expressly provided in this Agreement, neither PHSD nor any affiliate thereof shall assume or be responsible for any liabilities or obligations which arise from the operation of an NPC Site or an O'Donnell Site prior to the Closing Date on which that Site is transferred. NPC agrees promptly to perform all of the obligations relating to each NPC Site or O'Donnell Site which arise out of events occurring prior to the Effective Time of the relevant Closing Date for that Site.

.3                  Apportionments and Inventory.

               (a) All prepaid items relating to the operation of the NPC Assets, the O'Donnell Assets and the PH Assets
     (collectively the "Assets") existing as of each Closing Date, and other items of apportionment or allocation relating to the Assets and rights transferred hereunder, including, without limitation, the NPC Prepaid Items, the O'Donnell Prepaid Items, the PH Prepaid Items, rentals under assigned leases, deposits under assigned leases, utility fees, and ad valorem or other property taxes on the Assets (the "Prorated Items"), shall be prorated as of the relevant Closing Date.

               (b) Upon and subject to the consummation of each Closing, each transferring party (a "Transferor") shall bear the cost and expense of payments for all Prorated Items applicable to periods prior to that Closing, and shall receive the benefits
     thereof.   Each  party to which a Site is  transferred  (a
     "Transferee") shall bear the cost and expense of payment for all Prorated Items applicable to periods from and after that Closing, and shall receive the benefits thereof. Sixty (60) days following the Final Closing, each Transferee shall reimburse each Transferor for any amounts paid by the Transferor for Prorated Items of which the Transferor will not receive a benefit and each Transferor shall reimburse each Transferee for any amounts paid by the Transferee for Prorated
     Items of which the Transferee will not receive a benefit, based upon a master closing statement to which the parties shall agree.

               (c) At each Closing, the NPC Inventory, the O'Donnell Inventory and the PH Inventory shall be valued (including, for this purpose, change funds as inventory), and if (i) the sum of the value of the NPC Inventory and the O'Donnell Inventory exceeds the value of the PH Inventory, PHSD shall pay the difference to NPC, and (ii) if the value of the PH Inventory exceeds the sum of the values of the NPC Inventory and the O'Donnell Inventory, NPC shall pay the difference to PHSD. All such payments shall be made within sixty (60) days following the Final Closing, based upon a master closing statement to which the parties shall agree.

.4                  Other Liabilities.  Except to the extent of
(i) the liabilities, obligations and commitments assumed by the parties pursuant to Section 4.1 or Section 4.2 hereof, and
(ii)  each  party's obligation to assume a pro rata portion  of
the   expense  of  certain  Prorated  Items  as  described   in
Section 4.3, neither party assumes, nor shall it be liable for or in respect of, any debts, liabilities or obligations of the other party or any of its affiliates, whatsoever, whether known or unknown, fixed or contingent.


V                                       REPRESENTATIONS     AND
WARRANTIES OF NPC

          NPC hereby represents and warrants to PH as follows:

.1                   Organization.   NPC is a corporation  duly
organized, validly existing and in good standing under the laws of the State of Kansas, is qualified to do business and is in good standing in all jurisdictions where its activities with regard to the NPC Sites and the O'Donnell Sites so require, and has all requisite corporate power and authority to own and lease all of its properties and assets and to carry on its business as it is now being conducted.

.2                  Authorization and Enforceability.

               (a) NPC has all requisite corporate power and authority to execute, deliver and perform this Agreement and all other instruments and agreements required to be executed, delivered or performed by it pursuant hereto. On each of the Closing
     Dates, the execution, delivery and performance of this Agreement, and all such other instruments and agreements, will have been duly authorized by all necessary corporate action on the part of NPC.

               (b)  This Agreement has been, and on each of the
     Closing Dates all other instruments and agreements executed by NPC pursuant hereto (the "NPC Transaction Documents") will have been, duly executed and delivered by authorized officers of NPC, and this Agreement and each of the NPC Transaction Documents constitutes or will constitute legal, valid and binding obligations of NPC enforceable against NPC in accordance with their respective terms.

.3                    Absence   of  Conflict.   The  execution,
delivery  and, subject to obtaining the consents set  forth  in
Schedule 5.3 hereto, performance of this Agreement by NPC do not and will not (i) violate any provision of the Articles of Incorporation or Bylaws of NPC; (ii) contravene any law, rule, or regulation of any State or of the United States, or any order, writ, judgment, injunction, decree, determination or award currently in effect (collectively, "Laws") that affects or binds NPC, the NPC Sites or, to the best of NPC's knowledge, the O'Donnell Sites; or (iii) result in any manner whatsoever in the violation or breach of, or constitute a default (or give rise to any right of termination, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any license, permit, note, bond, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which NPC is a party or by which any of the NPC Assets or, to the best of NPC's knowledge, the O'Donnell Assets may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the NPC Assets or, to the best of NPC's knowledge, the O'Donnell Assets.

.4                  Title to NPC Personal Property.

               (a) Except as set forth on Schedule 5.4 hereto, NPC has good and marketable title to all personal property, tangible or intangible, included in the NPC Assets, free and clear of any pledge, security interest, charge, claim, lien or other encumbrance of any kind, other than liens for taxes not yet due and payable.

               (b) To the best knowledge of NPC, all of the personal property included in the NPC Assets and the O'Donnell Assets is fit and usable for the purposes for which it is being used, subject to ordinary wear and tear, and is sufficient for the operations of the NPC Sites and the O'Donnell Sites. No items of such personal property, other than any new items, have been brought to, installed in or removed from any of the NPC Sites or, to the best of NPC's knowledge, the O'Donnell Sites within the last ninety (90) days.

               (c) OTHER THAN AS EXPRESSLY STATED IN SECTION 5.4(b), NPC MAKES NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR
     IMPLIED,  AS  TO  THE MERCHANTABILITY, CONDITION,  DESIGN,
     OPERATION OR FITNESS OF SUCH ASSETS FOR THEIR INTENDED PURPOSE.

.5                  Title to Real Property.

               (a) Schedule 1.3(a)(i) hereto sets forth by address or other sufficient method of identification an accurate and complete list of the NPC Real Property. Except to the extent set forth on Schedule 5.5(a) hereto, NPC has (or by the Closing
     Date applicable to the transfer of each such parcel will have) good, marketable, and insurable title in fee simple to the NPC
     Real Property, free and clear of any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance which could have a material adverse impact on the operation or value of that particular Site.

               (b) No instrument of record, easement, license, grant or applicable zoning, building, land use, or urban redevelopment regulation or other impediment of any kind, to the best of
     NPC's  knowledge, materially prohibits or interferes with, limits or impairs the use, operation, maintenance of, or access to, or affects the value of the NPC Real Property or the real property subject to the NPC Assigned Leases (collectively, the
     "NPC  Transferred Real Property") or any item of  personal property related to the NPC Transferred Real Property as now used, operated or maintained.  To the best of NPC's knowledge, the same is true for the O'Donnell Real Property, the real
     property   subject  to  the  O'Donnell   Assigned   Leases
     (collectively, the "O'Donnell Transferred Real Property") or any item of personal property related thereto.

               (c) Each parcel of NPC Transferred Real Property is currently zoned in the zoning category which permits operation of such parcel of NPC Transferred Real Property as now used, operated, and maintained and, to the best of NPC's knowledge, the same is true of the O'Donnell Transferred Real Property.
     NPC has not requested, applied for, or given consent to, and
     NPC has no knowledge of any pending zoning variance or change with respect to the NPC Transferred Real Property.  NPC does not know of any pending, proposed, or threatened proceeding or governmental action to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or to impose special assessments on, or otherwise to take or restrict in any way, the right to use, alter or occupy all or any part of any of the
     NPC Transferred Real Property or the O'Donnell Transferred Real
     Property.   NPC  has  not received  any  notice  from  any
     governmental body requiring it to make any repairs or changes to the NPC Transferred Real Property or the O'Donnell Transferred Real Property, or the improvements located on the NPC Transferred Real Property or the O'Donnell Transferred Real Property. Each parcel of the NPC Transferred Real Property has adequate ingress and egress and to the best of NPC's knowledge, the same is true for the O'Donnell Transferred Real Property.

               (d) There is no action, proceeding or litigation pending (or, to the best knowledge of NPC, contemplated or threatened) for any street widening or changes in highway or traffic lanes or patterns in the vicinity of the NPC Transferred Real
     Property or otherwise relating to the NPC Transferred Real
     Property or the interests of NPC therein, or which otherwise would interfere with the use, development and/or operation of the NPC Transferred Real Property. To the best of NPC's knowledge, the same is true for the O'Donnell Transferred Real
     Property.

               (e) No portion of the NPC Transferred Real Property or the roads immediately adjacent to the NPC Transferred Real
     Property: (i) to the best knowledge of NPC, is situated in a "Special Flood Hazard Area," as set forth on a federal
     Emergency Management Agency Flood Insurance Rate Map or Flood
     Hazard Boundary Map; (ii) to the best knowledge of NPC, was the former site of any public or private landfill, dump site, retention basin or settling pond; (iii) to the best knowledge of NPC, was the former site of any oil or gas drilling operations or gas station; (iv) to the best knowledge of NPC, was the former site of any experimentation, processing, refining, reprocessing, recovery or manufacturing operation for any petrochemicals; or (v) has any defect or condition which would impair the current use of the NPC Transferred Real
     Property. To the best of NPC's knowledge, the same is true for the O'Donnell Transferred Real Property.

               (f) The activities carried on in all buildings, structures or improvements included as part of, or located on or at the NPC Transferred Real Property, and the buildings, structures and improvements themselves, to the best of NPC's knowledge, are not in violation of, or in conflict with, any applicable law, regulation, ordinance or law, including any health or safety regulation and to the best of NPC's knowledge, the same is true for the O'Donnell Transferred Real Property.

.6                    Absence  of  Other  Assets.   Except   as
specifically provided in this Agreement, there is no asset, property, or right of any nature owned by NPC or its affiliates which is not being transferred to PHSD hereunder by NPC or which is being retained by NPC that has been customarily employed, owned, held, or used in connection with the operation of the NPC Sites or the O'Donnell Sites. All of the tangible NPC Assets are situated entirely upon the premises of the NPC Sites and, to the best of NPC's knowledge, all of the tangible O'Donnell Assets are situated entirely on the O'Donnell Sites.

.7                  Leases.

               (a) All of the NPC Assigned Leases are in full force and effect. Neither NPC nor any other party to such leases is in material breach or default thereunder and there does not exist any state of facts, which, with notice or passage of time, would constitute a material breach or default or would excuse performance by any party thereto. To the best of NPC's knowledge, the same is true for the O'Donnell Assigned Leases.

               (b) True and correct copies of the NPC Assigned Leases have been delivered to PHSD. The NPC Assigned Leases are unmodified other than as disclosed to PHSD and in full force and effect, and there are no other agreements, written or oral, between NPC or any of its affiliates and any third parties claiming an interest in the interest of NPC in the leased property or otherwise relating to their use and occupancy thereof. Schedule 5.7 hereto sets forth any and all advances, deposits, and prepayments made under the NPC Assigned Leases.

.8                   Documents Sufficient.  The documents to be
delivered by NPC to PHSD pursuant to Section 12.2 hereof are valid, sufficient and effective to completely transfer to PHSD full legal and equitable title to all of the NPC Assets and all of NPC's right, title and interest in the O'Donnell Assets.

.9                    Litigation.   Except  as  set  forth   on
Schedule 5.9 hereto, there are no actions, suits, condemnation actions, claims, administrative, arbitral or other proceedings or governmental investigations ("Litigation") that are pending or, to the best of NPC's knowledge, threatened against or otherwise affecting the NPC Sites or any of the NPC Assets before any arbitrator or arbitration panel or any court or other federal, state or other governmental department, commission, board, agency or instrumentality, which Litigation is an attempt to keep the transactions contemplated herein from occurring, or which would make it difficult or impossible to transfer some or all of the NPC Assets or would have a material adverse effect on the value of any NPC Site or any significant NPC Asset or which questions, or seeks to terminate or change the terms pursuant to which NPC claims, title or the right to use or occupy any site or asset. NPC is not operating the NPC Sites or the O'Donnell Sites under or subject to, and is not in default with respect to, any order, writ, injunction or decree of any arbitrator or arbitration panel or any court or other federal, state or other governmental department, commission, board, agency or instrumentality.

.10                 Governmental Licenses.

               (a) Attached as Schedule 5.10(a) hereto is a complete list of all governmental licenses and permits ("Licenses") required in connection with the NPC Sites, the absence of which would prevent or delay the operation or the use of any part of the NPC Sites or use of any part of the NPC Assets, which schedule identifies which such Licenses are assignable to PHSD
     (the "NPC Licenses").

               (b) Attached as Schedule 5.10(b) hereto is a complete list, to the best of NPC's knowledge, of all Licenses required in connection with the O'Donnell Sites, the absence of which would prevent or delay the operation or the use of any part of the O'Donnell Sites or use of any part of the O'Donnell Assets, which schedule identifies which such Licenses are assignable to PHSD (the "O'Donnell Licenses").

.11                 Compliance with Laws.

               (a) In operating the NPC Sites and, to the extent applicable, the O'Donnell Sites, NPC and its affiliates have complied in all material respects with all laws, rules, regulations, ordinances, orders, judgments, or decrees applicable to the NPC Sites and the O'Donnell Sites as operated, and the NPC Assets and the O'Donnell Assets. NPC is not aware of any proposed laws, rules, regulations, ordinances, orders, judgments, decrees or other proceedings that would be applicable to NPC which might adversely affect the NPC Sites, the O'Donnell Sites, the O'Donnell Assets or the NPC Assets.
     The operations of NPC and its affiliates at the NPC Sites and the O'Donnell Sites have not received a citation, warning, or reprimand for, or otherwise been notified of, any violation of any law, rule or regulation governing alcoholic beverages, or any health, environmental, or similar municipal, state or federal law or regulation which has not been cured.

               (b) Assuming the consents listed in Schedule 5.11(c) hereto are obtained, neither the execution, delivery or performance by NPC of this Agreement and the other agreements to be entered into by it in connection with the transactions contemplated hereby, nor the acquisition by PHSD of the NPC
     Assets or, to the best of NPC's knowledge, the O'Donnell Assets or the assumption by PHSD of the liabilities described herein, will on any Closing Date in any material respect violate any provision of any applicable law or violate, conflict with, or result in a breach of any provision of, or constitute a default under any material provision of any mortgage, lien, lease agreement, contract, instrument, order, arbitration award, judgment, decision or any other agreement to which NPC is a party or by which it is otherwise bound or to which any of the NPC Assets or the liabilities being assumed by PHSD hereunder are subject.

               (c) Except as otherwise set forth on Schedule 5.11(c) hereto, and except for the consents required under the Hart-
     Scott-Rodino Antitrust Act of 1976, as amended (the "HSR Act"), and under applicable state liquor licensing laws, to the best of NPC's knowledge, no consent, approval or authorization of, or registration, qualification, designation, declaration or filing with, any governmental or regulatory authority is required on the part of NPC or any other person or entity in connection with the execution, delivery or performance by NPC of this Agreement or the other agreements to be entered into by it in connection herewith.

.12                 Assigned Contracts.

               (a) NPC has made, or as soon as practicable will make, available for inspection by PHSD complete and correct copies of the NPC Assigned Contracts, together with all exhibits, schedules and amendments thereto.

               (b) The NPC Assigned Contracts constitute all of the material contracts, leases, and other agreements related to the operation of the NPC Sites and are sufficient for the operation of the NPC Sites as conducted by NPC.

               (c) The NPC Assigned Contracts are valid, binding and enforceable in accordance with their terms, are in full force and effect with, to the best of NPC's knowledge, no default or dispute or basis therefor existing with respect thereto, and will remain in full force and effect during the term thereof
     (except as a result of any acts or omissions by PHSD), subject to the receipt of any required consents, are assignable to PHSD and, except as contemplated by this Agreement, will not be terminated or otherwise affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. To the best of NPC's knowledge, the same is true for the O'Donnell Assigned Contracts.

               (d) No event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute an actionable default under any of the NPC Assigned Contracts. To the best of NPC's knowledge, the same is true for the O'Donnell Assigned Contracts.

                (e)  Except for the NPC Assigned Contracts  and
     other than month-to-month personal property leases, there are no management, employment, service, billboard, pest control, supply, maintenance or other contracts or automobile, soft drink dispenser, dishwasher, or other leases entered into by NPC or its affiliates with respect to the NPC Assets.

.13                 Employees.

               (a) NPC is, to the best of its knowledge, in material compliance with all applicable federal, state and local laws respecting employment and employment practices, including, without limitation, laws relating to wage and hour, employment eligibility verifications under the Immigration Reform and Control Act of 1986, employment discrimination and sexual harassment.

               (b) There are no labor controversies, grievances or disputes, in any form whatsoever, pending or, to the best knowledge of NPC, threatened against NPC and NPC has no knowledge of any facts which would be likely to give rise to such a controversy, grievance or dispute.

               (c) There is no union representing the interests of any of the employees of NPC and, to the knowledge of NPC (i) there are no employees of NPC currently petitioning for union representation and (ii) there is no union petitioning to represent such employees.

               (d) NPC and its affiliates have satisfactory relations with their employees and NPC has no knowledge of any facts that would be likely to affect adversely such relations.

               (e) NPC has no written or oral policy, agreement or understanding with any employee to be transferred regarding severance pay.

.14                 Environmental Matters.

               (a) For purposes of Sections 5.14 and 6.14 of this Agreement, the following terms shall have the following meanings:

               (i) "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law or Environmental Permit (hereafter "Claims"), including, without limitation, (A) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (B) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to the environment.

               (ii) "Environmental Laws" means any federal, state, or local statute, law, rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to human health and the environment or Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation and
          Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601 et. seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. 11001 et. seq.; the Resource Conservation and Recovery Act,
          42 U.S.C. 6901 et. seq.; the federal Water Pollution Control
          Act, 33 U.S.C. 1251 et. seq.; the Clean Air Act, as amended,
          42 U.S.C. 7401 et. seq.; the federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. 136 et. seq.; the Safe Drinking
          Water Act, 42 U.S.C. 300f et. seq.; the Toxic Substances
          Control Act, 15 U.S.C. 2601 et. seq.; the Oil Pollution Act of 1990, 33 U.S.C. 1001 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801 et seq.; The Occupational Safety and Health Act, as amended, 29 U.S.C. 651 et seq.; or the federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. 301 et seq., or any environmental transfer laws which regulate the transfer of property and the corresponding state laws, regulations and local ordinances, etc. which may be applicable, as any such acts have been or may be amended.

                    (iii) "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

                    (iv) "Hazardous Substances" means (A) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous air pollutants," "pollutants," "contaminants," "toxic chemicals," "petroleum or petroleum products," "toxics," "hazardous chemicals," "extremely hazardous substances," "pesticides" or related materials, as now, in the past, or hereafter defined in any applicable Environmental Law; (B) any petroleum or petroleum products, natural or synthetic gas, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, and radon; and (C) any other chemical, material or substance, the presence of which requires investigation or remediation under any applicable Environmental Law.

               (b) NPC represents and warrants that, except as would not have a material adverse effect or except as included in
     Schedule 5.14(b), with respect to the NPC Real Property and/or the NPC Sites:  (i) NPC has not violated nor is in violation in any material respect of any applicable Environmental Law; (ii)
     NPC has all Environmental Permits and is in material compliance with their requirements; (iii) the NPC Real Property and, to
     NPC's actual knowledge, the NPC Sites and the O'Donnell Sites
     (including, without limitation, soils and surface,  ground waters and buildings) is not contaminated with any Hazardous
     Substances; (iv) there are no past, pending or to the best of
     NPC's   knowledge  threatened  Environmental   Claims   or
     circumstances that could reasonably be anticipated to form the basis thereof against NPC; (v) the NPC Real Property is not listed on CERCLIS, the NPL, or any similar state or local listing nor is it, to the best of NPC's knowledge, included in an area included in such a list, and NPC is not aware that such a listing is pending or contemplated.

               (c) NPC hereby agrees to assign to PHSD all Environmental Permits that may be lawfully transferred. NPC further agrees to cooperate fully in aiding PHSD to obtain new Environmental
     Permits,  where  the  law prohibits transfer  of  existing
     Environmental Permits or rights to operate.

.15                 Payment of Taxes.

               (a) For purposes of this Section 5.15, the following terms shall have the meanings set forth below:

                    (i) "NPC Group" means the "affiliated group" (within the meaning of Section 1504(a) of the Code) of which NPC is a member, or any member of such "affiliated group."

                    (ii) "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, whether directly assessed or assumed by contract, including any interest, penalty, or addition thereto, whether disputed or not.

               (iii) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

               (b) All Taxes owed by the NPC Group (whether or not shown on any Tax Return) have been paid.

               (c) The NPC Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               (d) There is no dispute or claim concerning any Tax liability of the NPC Group either (i) claimed or raised by any authority in writing or (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the NPC Group has knowledge; provided, however, the representation and warranty in this subsection (d) shall not apply if the resolution of such dispute or claim in favor of the applicable taxing authority would not have a material adverse effect on the business or assets of any of the NPC Sites.

               (e) The representations and warranties set forth in subsections (b) - (e) of this Section 5.15 are not applicable to the extent that the NPC Assets are not made subject to tax liens and the PH Group is not made liable for Taxes relating to the matters constituting breaches of such representations and warranties.

                .17       No Finder's or Broker's Fee.  NPC has
not incurred or caused to be incurred any liability for any fee or commission in the nature of a finder's, originator's or broker's fee in connection with the transactions contemplated hereby.

               .19       Disclosure.

               (a) None of the representations, warranties or statements of NPC in this Agreement (including the attached schedules and exhibits) or any other documents or certificates furnished or to be furnished to PHSD by or on behalf of NPC in connection herewith as of their respective dates did, or does, (i) contain any untrue statement of a material fact, or (ii) omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

               (b) PHI and PHSD recognize and agree that NPC has not operated any of the O'Donnell Sites prior to NPC's acquisition thereof and that NPC does not have the same degree of information and knowledge about the O'Donnell Assets that it has about the NPC Assets. Notwithstanding the foregoing, NPC represents and warrants to PHI and PHSD that nothing has come to the attention of those officers, employees, representatives and agents of NPC who have been actively involved in either:
     (i) the negotiations with the present owners of the O'Donnell
     Assets for the purchase thereof by NPC, or (ii) performing
     NPC's due diligence investigation of the O'Donnell Assets (the
     "Transaction  Team")  that  would  render   any   of   the
     representations or warranties made by NPC herein with respect to the NPC Assets, false, misleading or untrue if the same had been made with respect to the O'Donnell Assets. NPC represents and warrants that it will perform an appropriate due diligence investigation of the O'Donnell Assets. If anything comes to the attention of the Transaction Team in the course of that investigation which would cause a representation or warranty contained herein to be false, inaccurate or misleading if it had been made in respect of the O'Donnell Assets or their use and enjoyment, NPC will notify PHI and PHSD of such discovery immediately.

               (c) In acquiring the O'Donnell Sites, NPC and the Transaction Team shall exercise the same level and degree of care, diligence and precaution that it would exercise in acquiring restaurants it intended to retain and operate as its own.

               (d) NPC covenants and agrees that, should NPC operate any of the O'Donnell Sites after NPC's acquisition thereof, pending their transfer to PHSD, NPC will operate the O'Donnell Sites and the O'Donnell Assets only in the normal, regular and ordinary course of business consistent with past practices to the same extent as if those sites and assets were NPC Sites and Assets covered by Article VIII hereof.

.20                  Representations and Warranties True.   The
representations and warranties of NPC contained in this Agreement and in any certificate or other writing delivered by NPC pursuant to this Agreement shall be true in all respects at and as of each of the Closing Dates, as if made at and as of such dates.


VI                                      REPRESENTATIONS     AND
WARRANTIES OF PHI AND PHSD

           PHI and PHSD hereby represent and warrant to NPC as follows:

.1                     Organization.    PHI   and   PHSD    are
corporations duly organized, validly existing and in good standing under the laws of the States of Delaware and California, respectively, are qualified to do business and are in good standing in all jurisdictions where their activities with regard to the PH Sites so require, and have all requisite corporate power and authority to own and lease all of their respective properties and assets and to carry on their respective businesses as they are now being conducted.

.2                  Authorization and Enforceability.

                (a) Each of PHI and PHSD has all requisite corporate power and authority to execute, deliver and perform this Agreement and all other instruments and agreements required to be executed, delivered or performed by it pursuant hereto. On each of the Closing Dates, the execution, delivery and performance of this Agreement, and all such other instruments and agreements, will have been duly authorized by all necessary corporate action on the part of PHI and PHSD.

               (b)  This Agreement has been, and on each of the
     Closing   Dates  all  other  instruments  and   agreements
     executed by PHI and PHSD pursuant hereto (the "PH Transaction Documents") will have been, duly executed and delivered by authorized officers of PHI and PHSD, and this Agreement and each of the PH Transaction Documents constitutes or will constitute legal, valid and binding obligations of PHI and/or PHSD, as the case may be, enforceable against them in accordance with their respective terms.

.3                    Absence   of  Conflict.   The  execution,
delivery  and, subject to obtaining the consents set  forth  in
Schedule 6.3 hereto, performance of this Agreement by PHI and PHSD do not and will not (i) violate any provision of the Articles of Incorporation or Bylaws of PHI or PHSD;
(ii)  contravene any Laws that affect or bind PHI or  PHSD;  or
(iii) result in any manner whatsoever in the violation or breach of, or constitute a default (or give rise to any right of termination, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any license, permit, note, bond, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which PHI or PHSD is a party or by which any of the PH Assets may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the PH Assets.

.4                  Title to PH Personal Property.

               (a) Except as set forth on Schedule 6.4 hereto, PHSD has good and marketable title to all personal property, tangible or intangible, included in the PH Assets, free and clear of any pledge, security interest, charge, claim, lien or other encumbrance of any kind, other than liens for taxes not yet due and payable.

               (b) To the best knowledge of PHI and PHSD, all of the personal property included in the PH Assets is fit and usable for the purposes for which it is being used, subject to ordinary wear and tear, and is sufficient for the operations of the PH Sites. No items of such personal property, other than any new items, have been brought to, installed in or removed from any of the PH Sites within the last ninety (90) days.

               (c) OTHER THAN AS EXPRESSLY STATED IN SECTION 6.4(b), NEITHER PHI NOR PHSD MAKES ANY REPRESENTATIONS OR WARRANTIES,
     EITHER  EXPRESS  OR  IMPLIED, AS TO  THE  MERCHANTABILITY,
     CONDITION, DESIGN, OPERATION OR FITNESS OF SUCH ASSETS FOR
     THEIR INTENDED PURPOSE.

.5                  Title to PH Real Property.

               (a) Schedule 1.7(a)(i) hereto sets forth by address or other sufficient method of identification an accurate and complete list of the PH Real Property. Except to the extent set forth on Schedule 6.5(a) hereto, PHSD has (or by the Closing Date applicable to the transfer of each such parcel will have) good, marketable, and insurable title in fee simple to the PH Real Property, free and clear of any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance which could have a material adverse impact on the operation or value of that particular Site.

               (b) No instrument of record, easement, license, grant or applicable zoning, building, land use, or urban redevelopment regulation or other impediment of any kind, to the best of PHSD's knowledge, materially prohibits or interferes with, limits or impairs the use, operation, maintenance of, or access to, or affects the value of the PH Real Property or the real property subject to the PH Assigned Leases (collectively, the "PH Transferred Real Property") or any item of personal property related to the PH Transferred Real Property as now used, operated or maintained.

               (c) Each parcel of PH Transferred Real Property is currently zoned in the zoning category which permits operation of such parcel of PH Transferred Real Property as now used, operated, and maintained. Neither PHI nor PHSD has requested, applied for, or given consent to, and neither PHI nor PHSD has knowledge of any pending zoning variance or change with respect to the PH Transferred Real Property. Except as set forth on
     Schedule 6.5(c), neither PHI nor PHSD knows of any pending, proposed, or threatened proceeding or governmental action to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or to impose special assessments on, or otherwise to take or restrict in any way, the right to use, alter or occupy all or any part of any of the PH Transferred
     Real Property. PHSD has not received any notice from any governmental body requiring it to make any repairs or changes to the PH Transferred Real Property or the improvements located on the PH Transferred Real Property. Each parcel of the PH Transferred Real Property has adequate ingress and egress.

               (d) There is no action, proceeding or litigation pending (or, to the best knowledge of PHI or PHSD, contemplated or threatened) for any street widening or changes in highway or traffic lanes or patterns in the vicinity of the PH Transferred
     Real Property or otherwise relating to the PH Transferred Real
     Property or the interests of PH or PHSD therein, or which otherwise would interfere with the use, development and/or operation of the PH Transferred Real Property.

               (e) No portion of the PH Transferred Real Property or the roads immediately adjacent to the PH Transferred Real Property:
     (i) to the best knowledge of PHI or PHSD, is situated in a "Special Flood Hazard Area," as set forth on a federal
     Emergency Management Agency Flood Insurance Rate Map or Flood
     Hazard Boundary Map; (ii) to the best knowledge of PHI or PHSD, was the former site of any public or private landfill, dump site, retention basin or settling pond; (iii) to the best knowledge of PHI or PHSD, was the former site of any oil or gas drilling operations or gas station; (iv) to the best knowledge of PHI or PHSD, was the former site of any experimentation, processing, refining, reprocessing, recovery or manufacturing operation for any petrochemicals; or (v) has any defect or condition which would impair the current use of the PH
     Transferred Real Property.

               (f) The activities carried on in all buildings, structures or improvements included as part of, or located on or at the PH Transferred Real Property, and the buildings, structures and improvements themselves, to the best of PHI's or PHSD's knowledge, are not in violation of, or in conflict with, any applicable law, regulation, ordinance or law, including any health or safety regulation.

.6                    Absence  of  Other  Assets.   Except   as
     specifically provided in this Agreement, there is no asset, property, or right of any nature owned by PHSD or its affiliates which is not being transferred to NPC hereunder by PHSD or which is being retained by PHSD that has been customarily employed, owned, held, or used in connection with the operation of the PH Sites. All of the tangible PH Assets are situated entirely upon the premises of the PH Sites.

.7                  Leases.

               (a) All of the PH Assigned Leases are in full force and effect. Neither PHSD nor any other party to such leases is in material breach or default thereunder and there does not exist any state of facts, which, with notice or passage of time, would constitute a material breach or default or would excuse performance by any party thereto.

               (b) True and correct copies of the PH Assigned Leases have been delivered to NPC. The PH Assigned Leases are unmodified other than as disclosed to NPC and in full force and effect, and there are no other agreements, written or oral, between PHSD or any of its affiliates and any third parties claiming an interest in the interest of PHSD in the leased property or otherwise relating to their use and occupancy thereof. Schedule 6.7 hereto sets forth any and all advances, deposits, and prepayments made under the PH Assigned Leases.

.8                   Documents Sufficient.  The documents to be
delivered by PHI and PHSD to NPC pursuant to Section 12.2 hereof are valid, sufficient and effective to completely transfer to NPC full legal and equitable title to all of the PH Assets.

.9                    Litigation.   Except  as  set  forth   on
Schedule 6.9 hereto, there is no Litigation pending or, to the best of PHI's or PHSD's knowledge, threatened against or otherwise affecting the PH Sites or any of the PH Assets before any arbitrator or arbitration panel or any court or other federal, state or other governmental department, commission, board, agency or instrumentality, which Litigation is an attempt to keep the transactions contemplated herein from occurring, or which would make it difficult or impossible to transfer some or all of the PH Assets or would have a material adverse effect on the value of any PH Site or any significant PH Asset or which questions, or seeks to terminate or change the terms pursuant to which PHSD claims, title or the right to use or occupy any site or asset. PHSD is not operating the PH Sites under or subject to, and is not in default with respect to, any order, writ, injunction or decree of any arbitrator or arbitration panel or any court or other federal, state or other governmental department, commission, board, agency or instrumentality.

.10                   Governmental   Licenses.    Attached   as
Schedule 6.10 hereto is a complete list of all Licenses required in connection with the PH Sites, the absence of which would prevent or delay the operation or the use of any part of the PH Sites or use of any part of the PH Assets, which schedule identifies which such Licenses are assignable  to  NPC
(the "PH Licenses").

.11                 Compliance with Laws.

               (a) In operating the PH Sites, PHSD and its affiliates have complied in all material respects with all laws, rules, regulations, ordinances, orders, judgments, or decrees applicable to the PH Sites as operated and the PH Assets. PHSD is not aware of any proposed laws, rules, regulations, ordinances, orders, judgments, decrees or other proceedings that would be applicable to PHSD which might adversely affect the PH Sites or the PH Assets. The operations of PHSD and its affiliates at the PH Sites have not received a citation, warning, or reprimand for, or otherwise been notified of, any violation of any law, rule or regulation governing alcoholic beverages, or any health, environmental, or similar municipal, state or federal law or regulation which has not been cured.

               (b) Assuming the consents listed on Schedule 6.11(c) hereto have been obtained, neither the execution, delivery or performance by PHI or PHSD of this Agreement and the other agreements to be entered into by it in connection with the transactions contemplated hereby, nor the acquisition by NPC of the PH Assets or the assumption by NPC of the liabilities described herein, will on any Closing Date in any material respect violate any provision of any applicable law or violate, conflict with, or result in a breach of any provision of, or constitute a default under any material provision of any mortgage, lien, lease agreement, contract, instrument, order, arbitration award, judgment, decision or any other agreement to which PHI or PHSD is a party or by which it is otherwise bound or to which any of the PH Assets or the liabilities being assumed by NPC hereunder are subject.

               (c) Except as otherwise set forth on Schedule 6.11(c) hereto, and except for the consents required by the HSR Act, and under applicable state liquor licensing laws, to the best of PHI's or PHSD's knowledge, no consent, approval or authorization of, or registration, qualification, designation, declaration or filing with, any governmental or regulatory authority is required on the part of PHI or PHSD or any other person or entity in connection with the execution, delivery or performance by PHI and PHSD of this Agreement or the other agreements to be entered into by either of them in connection herewith.

.12                 PH Assigned Contracts.

               (a) PHSD has made, or as soon as practicable will make, available for inspection by NPC complete and correct copies of the PH Assigned Contracts, together with all exhibits, schedules and amendments thereto.

               (b) The PH Assigned Contracts constitute all of the material contracts, leases, and other agreements related to the operation of the PH Sites and are sufficient for the operation of the PH Sites as conducted by PHSD.

               (c) The PH Assigned Contracts are valid, binding and enforceable in accordance with their terms, are in full force and effect with, to the best of PHSD's knowledge, no default or dispute or basis therefor existing with respect thereto, and will remain in full force and effect during the term thereof
     (except as a result of any acts or omissions by NPC), subject to the receipt of any required consents, are assignable to NPC and, except as contemplated by this Agreement, will not be terminated or otherwise affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

               (d) No event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute an actionable default under any of the PH Assigned Contracts.

               (e) Except for the PH Assigned Contracts and other than month-to-month personal property leases, there are no management, employment, service, billboard, pest control, supply, maintenance or other contracts or automobile, soft drink dispenser, dishwasher or other leases entered into by PHSD or its affiliates with respect to the PH Assets.

.13                 Employees.

               (a) Each of PHI and PHSD is, to the best of its knowledge, in material compliance with all applicable federal, state and local laws respecting employment and employment practices, including, without limitation, laws relating to wage and hour, employment eligibility verifications under the Immigration Reform and Control Act of 1986, employment discrimination and sexual harassment.

               (b) There are no labor controversies, grievances or disputes, in any form whatsoever, pending or, to the best knowledge of PHI or PHSD, threatened against PHI or PHSD and neither PHI nor PHSD has any knowledge of any facts which would be likely to give rise to such a controversy, grievance or dispute.

               (c) There is no union representing the interests of any of the employees of PHSD and, to the knowledge of PHI or PHSD
     (i) there are no employees of PHSD currently petitioning for union representation and (ii) there is no union petitioning to represent such employees.

               (d) PHSD and its affiliates have satisfactory relations with their employees and PHSD has no knowledge of any facts that would be likely to affect adversely such relations.

               (e) Except as set forth on Schedule 6.13(e), PHSD has no written or oral policy, agreement or understanding with any employee to be transferred regarding severance pay.

.14                 Environmental Matters.

               (a) PHSD represents and warrants that, except as would not have a material adverse effect or except as included in
     Schedule 6.14, with respect to the PH Real Property and/or the
     PH Sites: (i) PHSD has not violated nor is in violation in any material respect of any applicable Environmental Law; (ii) PHSD has all Environmental Permits and is in material compliance with their requirements; (iii) the PH Real Property and, to
     PHI's or PHSD's actual knowledge, the PH Sites (including, without  limitation, soils and surface, ground waters  and buildings) is not contaminated with any Hazardous Substances;
     (iv) there are no past, pending or to the best of PHI's or
     PHSD's   knowledge  threatened  Environmental  Claims   or
     circumstances that could reasonably be anticipated to form the basis thereof against PHI or PHSD; (v) the PH Real Property is not listed on CERCLIS, the NPL, or any similar state or local listing nor is it, to the best of PHI's or PHSD's knowledge, included in an area included in such a list, and PHI and PHSD are not aware that such a listing is pending or contemplated.

               (b) PHSD hereby agrees to assign to NPC all Environmental Permits that may be lawfully transferred. PHSD further agrees to cooperate fully in aiding NPC to obtain new Environmental
     Permits,  where  the  law prohibits transfer  of  existing
     Environmental Permits or rights to operate.

.15                 Payment of Taxes.

               (a) For purposes of this Section 6.15, the following terms shall have the meanings set forth below:

                    (i) "PH Group" means the "affiliated group" (within the meaning of Section 1504(a) of the Code) of which PHI is a member, or any member of such "affiliated group."

                    (ii) "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, whether directly assessed or assumed by contract, including any interest, penalty, or addition thereto, whether disputed or not.

               (iii) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

               (b) All Taxes owed by the PH Group (whether or not shown on any Tax Return) have been paid.

               (c) The PH Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               (d) There is no dispute or claim concerning any Tax liability of the PH Group either (i) claimed or raised by any authority in writing or (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the PH Group has knowledge; provided, however, the representation and warranty in this subsection (d) shall not apply if the resolution of such dispute or claim in favor of the applicable taxing authority would not have a material adverse effect on the business or assets of any of the PH Sites.

               (e) The representations and warranties set forth in subsections (b) - (e) of this Section 6.15 are not applicable to the extent that the PH Assets are not made subject to tax liens and the NPC Group is not made liable for Taxes relating to the matters constituting breaches of such representations and warranties.

.16                  No Finder's or Broker's Fee.  Neither  PHI
nor  PHSD  has incurred or caused to be incurred any  liability for any fee or commission in the nature of a finder's, originator's or broker's fee in connection with the transactions contemplated hereby.

.17                  Disclosure.   None of the representations,
warranties or statements of PHI or PHSD in this Agreement (including the attached schedules and exhibits) or any other documents or certificates furnished or to be furnished to NPC by or on behalf of PHI or PHSD in connection herewith as of their respective dates did, or does, (i) contain any untrue statement of a material fact, or (ii) omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

.18                  Representations and Warranties True.   The
representations and warranties of PHI and PHSD contained in this Agreement and in any certificate or other writing delivered by PHI and PHSD pursuant to this Agreement shall be true in all material respects at and as of each of the Closing Dates, as if made at and as of such dates.


VII                                 TRANSFER  OF THE  O'DONNELL
ASSETS

.1                  Representations and Warranties.

               (a) EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT, NPC MAKES NO REPRESENTATIONS OR WARRANTIES
     WHATSOEVER WITH RESPECT TO THE O'DONNELL ASSETS.  SPECIFICALLY,
     NPC MAKES NO IMPLIED REPRESENTATIONS OR WARRANTIES, AS TO THE MERCHANTABILITY, SUITABILITY, OR FITNESS FOR A PARTICULAR
     PURPOSE, OR QUALITY, AS TO THE O'DONNELL ASSETS, OR ANY PART
     THEREOF, OR AS TO THE CONDITION OR WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT
     BEING UNDERSTOOD THAT THE O'DONNELL ASSETS ARE TO BE CONVEYED HEREUNDER "AS IS WHERE IS" ON THE CLOSING DATE AT WHICH THEY
     ARE TRANSFERRED, AND IN THEIR THEN PRESENT CONDITION, SUBJECT
     ONLY TO THOSE SPECIFIC REPRESENTATIONS SET FORTH HEREIN.

               (b) PHSD hereby agrees to accept the O'Donnell Assets on an "as is where is" basis subject only to those specific representations set forth herein and subject to its rights as assignee of NPC's rights to indemnification from O'Donnell and its affiliates under the O'Donnell Agreement.

.2                    Assignment.   NPC  hereby   assigns   and
transfers to PHSD, its successors and assigns, all of NPC's right, title and interest in and to the benefits belonging to NPC under the O'Donnell Agreement to the extent the same relate to the O'Donnell Assets, to have and to hold the same unto PHSD, its successors and assigns. Specifically, NPC assigns its rights to indemnification from the "Sellers" under the O'Donnell Agreement in respect of all matters relating to the O'Donnell Sites and the O'Donnell Assets.

.3                    Acceptance.   PHSD  hereby  accepts   the
assignment and transfer of all of NPC's right, title and interest in and to the benefits belonging to NPC under the O'Donnell Agreement to the extent the same relates to the O'Donnell Assets. In addition, upon acceptance of the transfer of the O'Donnell Assets at the relevant Closing, PHSD will assume the obligations of NPC under the O'Donnell Agreement as regards future performance under the O'Donnell Assigned Leases and Assigned Contracts actually transferred to PHSD and future operations of the transferred O'Donnell Sites.

VIII                               COVENANTS OF NPC

.1                    Management  of  the  NPC  Sites   Pending
Closing. NPC hereby covenants and agrees that, unless otherwise agreed to, in writing, by NPC and PHSD, during the period of time commencing on the date of this Agreement and ending with respect to each NPC Site immediately after the Closing at which that NPC Site is transferred to PHSD (the "Interim Period"):

               (a) NPC and its affiliates will operate the NPC Sites diligently and substantially in the same manner as heretofore conducted and shall not institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation with respect thereto other than those which are normal and customary for NPC. NPC will operate the NPC Sites in a manner intended to preserve the goodwill, reputation and customer satisfaction of the NPC Sites;

               (b) NPC will not increase the rates of pay of its employees or increase the fixed compensation payable or to become payable to any employee, or change any plan or other contract or commitment in a manner which would increase the benefits or compensation of any such employee, and NPC shall not pay any bonus or commission to any employee, except for increases, bonuses and commissions paid in the ordinary course of the operation of the NPC Sites;

               (c) NPC will not enter into any contract or commitment or engage in any transaction relating to the NPC Assets which is not in the usual and ordinary course of business and consistent with past practices, or which will not be fully performed by all parties thereto at or prior to the Final Closing;

               (d) NPC will not enter into any leases or contracts to acquire capital equipment for use in the NPC Sites; provided, however, that NPC shall consult with PHSD on all upcoming lease renewals and will not permit any lease to expire without first consulting with PHSD;

               (e) All tangible, personal property of NPC constituting a part of the NPC Assets will be used, operated, maintained and repaired in a careful and efficient manner, consistent with the useful life thereof;

               (f) NPC will use its best efforts to preserve the NPC Sites intact, to keep available to PHSD its present employees who are engaged therein and to preserve for PHSD the present relationships with suppliers and customers thereof and others having business relations therewith; and

               (g) NPC will not do any act, or omit to do any act, or permit any act or omission to act, which will cause a breach of any material contract, commitment or obligation relating to the NPC Sites.

.2                    Transfer  of  Licenses  and  Permits.    NPC
shall use its best efforts and cooperate fully in assisting PHSD with the assumption, transfer or reissuance of any and all required state, county or city licenses or permits required for the operation of the NPC Sites and the O'Donnell Sites, including any liquor licenses.

.3                  Accuracy of Representations and Warranties.

               (a) During the Interim Period, without the prior written consent of PHSD, NPC (i) shall not take any action or omit to take any action which would cause any of the representations or warranties set forth in Article V to be inaccurate or any of the covenants set forth in this Article VIII to be breached, and (ii) shall use its best efforts to prohibit third parties from taking any action or omitting to take any action which would cause any of such representations or warranties to be inaccurate or any of such covenants to be breached.

               (b) To the extent that, during the Interim Period, any representation or warranty set forth in Article V hereof shall be incomplete or incorrect in any respect, NPC immediately shall cause to be provided to PHSD a modification of or amendment to the appropriate section or schedule setting forth in full detail the substance of the events or facts giving rise to such untrue or incomplete representation or warranty.

.4                  Access to Information and Facilities.

               (a) Upon the reasonable request of PHI or PHSD, and with the prior consent of NPC, which consent will not be unreasonably withheld, PHI or PHSD and their representatives will have access during normal business hours prior to the
     Final Closing Date to all of the facilities, properties, books and records, contracts, and commitments relating to the NPC
     Sites, and, to the extent applicable and within NPC's control, the  O'Donnell Sites, as well as the existing officers and employees of NPC whose duties relate to the operation of the
     NPC  Sites.   NPC  will furnish PHI  and  PHSD  and  their
     representatives with any and all information concerning the NPC
     Assets and, to the extent within NPC's control, the O'Donnell
     Assets which PH, PHSD or their representatives reasonably request.

               (b) PHI and PHSD acknowledge and agree that scheduling of the access provided pursuant to this Section 8.4 and its other due diligence activities shall be in consultation with NPC, and that each of PHI and PHSD will use its best efforts to schedule said activities so as to leave disclosure of NPC's most proprietary information to the latest practicable date that will not impair PHI's and PHSD's ability to conduct their due diligence.

.5                    Taxes.   All  property  taxes,  including
general or special assessments or any other similar taxes, on each NPC Site payable prior to the Closing Date for such Site shall be paid by NPC and will be subject to the proration provisions of Section 4.3 hereof.

.6                   Further Assurances.  NPC hereby  covenants
and agrees that from and after the Final Closing Date, NPC shall, at its expense, execute and deliver to PHSD or its designee all such deeds, conveyances, bills of sale, assurances, transfers, assignments and consents, approvals, agreements and contracts and any other documents, and shall cooperate fully with PHSD and do all such other things as may be necessary to (a) effectively transfer the NPC Assets and the O'Donnell Assets to, and to perfect and confirm the ownership of the NPC Assets and the O'Donnell Assets by, PHSD, and (b) effectuate the transfer of the NPC Sites and the O'Donnell Sites to PHSD, in each case as reasonably requested by PHSD.

.7                   Exchange Sales Tax.  NPC shall pay to PHSD
as collection agent on the Final Closing Date, one-half of the sum of money determined by PHSD to be due and owing with respect to all sales and use taxes resulting from the transfer of the PH Assets. PHSD shall timely prepare and file all returns and reports in respect of such sales and use taxes and cause the collected funds, along with the remaining one-half of the total sum due, to be transferred to the appropriate taxing authorities. If the actual amount due in respect of such sales and use taxes is determined to be less than twice the amount collected by PHSD, then PHSD shall cause one-half of such excess to be refunded promptly to NPC. If the actual amount due in respect of such sales and use taxes is determined to be greater than twice the amount collected by PHSD, NPC agrees to pay one-half of such deficiency to PHSD and PHSD agrees to transfer such amount, along with the remaining one-half of the deficiency, to the appropriate taxing authorities. NPC further agrees to pay one-half of any deed taxes (including deed recordation taxes) resulting from the transfer of the PH Assets.

.8                    Notification.   NPC  shall  notify   PHSD
promptly after becoming aware of the occurrence of, or the impending or threatened occurrence of, any event that would constitute a breach by NPC of any obligation under this Agreement, or the occurrence of any event that would cause any representation or warranty made by NPC herein to be false or misleading, or if NPC becomes a party or is threatened with becoming a party to investigation, or upon the occurrence of any event that would result in a material change in the circumstances described in the representations and warranties contained herein, or upon the occurrence of any event that would impair the ability of NPC to consummate the transactions contemplated by this Agreement.

.9                   O'Donnell Agreement.  NPC hereby covenants
and agrees that, during the Interim Period, it will not change or amend the O'Donnell Agreement without PHI's knowledge of and consent to the proposed amendment.


IX                                 COVENANTS OF PHI AND PHSD

.1                  Management of the PH Sites Pending Closing.
PHSD hereby covenants and agrees that, unless otherwise agreed to, in writing, by NPC and PHSD, during the Interim Period:

               (a) PHSD and its affiliates will operate the PH Sites diligently and substantially in the same manner as heretofore conducted and shall not institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation with respect thereto other than those which are normal and customary for PHSD. PHSD will operate the PH Sites in a manner intended to preserve the goodwill, reputation and customer satisfaction of the PH Sites;

               (b) PHSD will not increase the rates of pay of its employees or increase the fixed compensation payable or to become payable to any employee, or change any plan or other contract or commitment in a manner which would increase the benefits or compensation of any such employee, and PHSD shall not pay any bonus or commission to any employee, except for increases, bonuses and commissions paid in the ordinary course of the operation of the PH Sites;

               (c) PHSD will not enter into any contract or commitment or engage in any transaction relating to the PH Assets which is not in the usual and ordinary course of business and consistent with past practices, or which will not be fully performed by all parties thereto at or prior to the Final Closing;

               (d) PHSD will not enter into any leases or contracts to acquire capital equipment for use in the PH Sites; provided, however, that PHSD shall consult with NPC on all upcoming lease renewals and will not permit any lease to expire without first consulting with NPC;

               (e) All tangible, personal property of PHSD constituting a part of the PH Assets will be used, operated, maintained and repaired in a careful and efficient manner, consistent with the useful life thereof;

               (f) PHSD will use its best efforts to preserve the PH Sites intact, to keep available to NPC its present employees who are engaged therein and to preserve for NPC the present relationships with suppliers and customers thereof and others having business relations therewith; and

               (g) PHSD will not do any act, or omit to do any act, or permit any act or omission to act, which will cause a breach of any material contract, commitment or obligation relating to the PH Sites.

.2                   Transfer  of  License and  Permits.   PHSD
shall use its best efforts and cooperate fully in assisting NPC with the assumption, transfer or reissuance of any and all required state, county or city licenses or permits required for the operation of the PH Sites, including any liquor licenses.

.3                  Accuracy of Representations and Warranties.

               (a) During the Interim Period, without the prior written consent of NPC, (i) neither PHI nor PHSD shall take any action or omit to take any action which would cause any of the representations or warranties set forth in Article VI to be inaccurate or any of the covenants set forth in this Article IX to be breached, and (ii) they shall use their best efforts to prohibit third parties from taking any action or omitting to take any action which would cause any of such representations or warranties to be inaccurate or any of such covenants to be breached.

               (b) To the extent that, during the Interim Period, any representation or warranty set forth in Article VI hereof shall be incomplete or incorrect in any respect, PHSD immediately shall cause to be provided to NPC a modification of or amendment to the appropriate section or schedule setting forth in full detail the substance of the events or facts giving rise to such untrue or incomplete representation or warranty.

.4                  Access to Information and Facilities.

               (a) Upon the reasonable request of NPC, and with the prior consent of PHI and PHSD, which consent will not be unreasonably withheld, NPC and NPC's representatives will have access during normal business hours prior to the Final Closing
     Date to all of the facilities, properties, books and records, contracts, and commitments relating to the PH Sites, as well as the existing officers and employees of PHSD whose duties relate to the operation of the PH Sites. PHSD will furnish NPC and its representatives with any and all information concerning the PH Assets which NPC or its representatives reasonably request.

               (b) NPC acknowledges and agrees that scheduling of the access provided pursuant to this Section 9.4 and its other due diligence activities shall be in consultation with PHSD, and that NPC will use its best efforts to schedule said activities so as to leave disclosure of PHI's and PHSD's most proprietary information to the latest practicable date that will not impair
     NPC's ability to conduct its due diligence.

.5                    Taxes.   All  property  taxes,  including
general or special assessments or any other similar taxes, on each PH Site payable prior to the Closing Date for such Site shall be paid by PHSD and will be subject to the proration provisions of Section 4.3 hereof.

.6                   Further Assurances.  Each of PHI and  PHSD
hereby covenants and agrees that from and after the Final Closing Date, it shall, at its expense, execute and deliver to NPC or its designee all such deeds, conveyances, bills of sale, assurances, transfers, assignments and consents, approvals, agreements and contracts and any other documents, and shall cooperate fully with NPC and do all such other things as may be necessary to (a) effectively transfer the PH Assets to, and to perfect and confirm the ownership of the PH Assets by, NPC, and
(b) effectuate the transfer of the PH Sites to NPC, in each case as reasonably requested by NPC.

.7                   Exchange Sales Tax.  PHSD shall pay to NPC
as collection agent on the Final Closing Date, one-half of the sum of money determined by NPC to be due and owing with respect to all sales and use taxes resulting from the transfer of the NPC Assets and the O'Donnell Assets. NPC shall timely prepare and file all returns and reports in respect of such sales and use taxes and cause the collected funds, along with the remaining one-half of the total sum due, to be transferred to the appropriate taxing authorities. If the actual amount due in respect of such sales and use taxes is determined to be less than twice the amount collected by NPC, then NPC shall cause one-half of such excess to be refunded promptly to PHSD. If the actual amount due in respect of such sales and use taxes is determined to be greater than twice the amount collected by NPC, PHSD agrees to pay one-half of such deficiency to NPC and NPC agrees to transfer such amount, along with the remaining one-half of the deficiency, to the appropriate taxing authorities. PHSD further agrees to pay one-half of any deed taxes (including deed recordation taxes) resulting from the transfer of the NPC Assets and the O'Donnell Assets.

.8                   Notification.  Each of PHI and PHSD  shall
notify NPC promptly after becoming aware of the occurrence of, or the impending or threatened occurrence of, any event that would constitute a breach by PHI or PHSD of any obligation under this Agreement, or the occurrence of any event that would cause any representation or warranty made by PHI or PHSD herein to be false or misleading, or if PHI or PHSD becomes a party or is threatened with becoming a party to investigation, or upon the occurrence of any event that would result in a material change in the circumstances described in the representations and warranties contained herein, or upon the occurrence of any event that would impair the ability of PHI or PHSD to consummate the transactions contemplated by this Agreement.


X                                   CONDITIONS TO OBLIGATION OF
NPC AT EACH CLOSING

          The obligations of NPC to consummate the transactions contemplated hereby shall be subject to the fulfillment by PHI and PHSD, to the reasonable satisfaction of NPC, prior to or on each Closing Date, of each of the following conditions precedent; provided, however, that any of such conditions may be waived in writing by NPC at or prior to any Closing Date. Any such waiver as to one Closing Date shall not apply to any other Closing Date unless otherwise specifically stated therein.

.1                   Representations  and Warranties  True  and
Correct. The representations and warranties of PHI and PHSD set forth in Article VI hereof (as the same may be amended pursuant to Section 9.3) shall be true and correct when made and as of each Closing Date with the same effect as though made on and as of such date.

.2                   Performance.   PHI  and  PHSD  shall  have
performed  and  complied  with all  agreements,  covenants  and
conditions  contained  herein  required  to  be  performed   or
complied with by them on or prior to each Closing Date.

.3                  Consents.  PHI and PHSD shall have obtained
and delivered to NPC any and all necessary consents, approvals, agreements and waivers of any person or entity, the absence of which would prevent or delay the operation of any part of the PH Sites or use of any part of the PH Assets by NPC, including any transferable PH Licenses which are required in connection with the execution and performance of this Agreement and the consummation of the transactions contemplated hereby.

.4                  Hart-Scott-Rodino.  Any waiting period (and
any  extension thereof) applicable to the transfer  of  the  PH
Assets under the HSR Act shall have expired or been terminated.

.5                    No   Litigation.   There  shall   be   no
Litigation which might result in any material adverse change in the PH Assets, or the prospects, conditions, affairs or operations of the PH Assets, or which questions the validity of this Agreement or of any of the agreements, consents, approvals or other instruments referred to herein, or of any action taken or to be taken in connection herewith or which would prevent or hinder the consummation of any of the transactions contemplated hereby.

.6                  No Adverse Developments.

               (a) No material amount or portion of the PH Assets shall have been destroyed or substantially damaged as a result of fire, explosion, earthquake, disaster, accident, any action by the United States or any other governmental authority, floods, drought, embargo, vandalism, riot, robbery, shooting, civil disturbance, uprising, activity of armed forces, act of God, or public enemies.

               (b) If any damage or destruction of the type contemplated in Section 10.6(a) occurs prior to the Closing at which the damaged PH Assets are to be transferred and, in NPC's good faith determination, such damage or destruction constitutes a material adverse change to the PH Site(s) in question, NPC may elect to (i) consummate the transactions contemplated by this Agreement, in which event NPC shall receive at the Closing relating to that PH Site, the insurance proceeds equal to the replacement cost of such damaged or destroyed PH Asset or (ii) terminate this Agreement.

.7                    Investigation.   NPC  shall   have   been
afforded the opportunity to complete an investigation of the PH
Assets to confirm, to the reasonable satisfaction of NPC, the satisfactory condition of the PH Sites.

.8                   Other  Actions.  PHI and PHSD  shall  have
executed and delivered such other documents and instruments and taken such other actions as NPC reasonably shall request in order to carry out the transactions contemplated by this Agreement.

XI                                  CONDITIONS TO OBLIGATION OF
PHI AND PHSD AT EACH CLOSING

           The obligations of PHI and PHSD to consummate the transactions contemplated hereby shall be subject to the fulfillment by NPC, to the reasonable satisfaction of PHI and PHSD, prior to or on each Closing Date, of each of the following conditions precedent; provided, however, that any of such conditions may be waived in writing by PHI or PHSD at or prior to any Closing Date. Any such waiver as to one Closing Date shall not apply to any other Closing Date unless otherwise specifically stated therein.

.1                   Representations  and Warranties  True  and
Correct. The representations and warranties of NPC set forth in Article V hereof (as the same may be amended pursuant to Section 8.3) shall be true and correct when made and as of each Closing Date with the same effect as though made on and as of such date.

.2                   Performance.  NPC shall have performed and
complied   with   all  agreements,  covenants  and   conditions
contained herein required to be performed or complied with by it on or prior to each Closing Date.

.3                   Consents.   NPC  shall have  obtained  and
delivered to PHI and PHSD any and all necessary consents, approvals, agreements and waivers of any person or entity, the absence of which would prevent or delay the operation of any part of the NPC Sites or the O'Donnell Sites or use of any part of the NPC Assets or the O'Donnell Assets by PHSD and its
affiliates, including any transferable NPC Licenses and O'Donnell Licenses which are required in connection with the execution and performance of this Agreement and the consummation of the transactions contemplated hereby.

.4                  Hart-Scott-Rodino.  Any waiting period (and
any  extension thereof) applicable to the transfer of  the  NPC
Assets and the O'Donnell Assets under the HSR Act shall have expired or been terminated.

.5                    No   Litigation.   There  shall   be   no
Litigation which might result in any material adverse change in the NPC Assets or the O'Donnell Assets, or the prospects, conditions, affairs or operations of the NPC Assets or O'Donnell Assets, or which questions the validity of this Agreement or of any of the agreements, consents, approvals or other instruments referred to herein, or of any action taken or to be taken in connection herewith or which would prevent or hinder the consummation of any of the transactions contemplated hereby.

.6                  No Adverse Developments.

               (a) No material amount or portion of the NPC Assets or O'Donnell Assets shall have been destroyed or substantially damaged as a result of fire, explosion, earthquake, disaster, accident, any action by the United States or any other governmental authority, floods, drought, embargo, vandalism, riot, robbery, shooting, civil disturbance, uprising, activity of armed forces, act of God, or public enemies.

               (b) If any damage or destruction of the type contemplated in Section 11.6(a) occurs prior to the Closing at which the damaged NPC Assets or O'Donnell Assets are to be transferred and, in PHSD's good faith determination, such damage or destruction constitutes a material adverse change to the NPC
     Site(s) or O'Donnell Site(s) in question, PHSD may elect to (i) consummate the transactions contemplated by this Agreement, in which event PHSD shall receive at the Closing relating to that NPC Site or O'Donnell Site, the insurance proceeds equal to the replacement cost of such damaged or destroyed NPC Asset or O'Donnell Asset, or (ii) terminate this Agreement.

.7                    Investigation.   PHSD  shall  have   been
afforded the opportunity to complete an investigation of the NPC Assets and the O'Donnell Assets to confirm, to the reasonable satisfaction of PHSD, the satisfactory condition of the NPC Sites and the O'Donnell Sites.

.8                  Other Actions.  NPC shall have executed and
delivered such other documents and instruments and taken such other actions as PHI and PHSD reasonably shall request in order to carry out the transactions contemplated by this Agreement.

.9                   O'Donnell Assets.  Prior to the Closing at
which the O'Donnell Sites are transferred to PHSD, but only as a condition to the transfer of the O'Donnell Assets, NPC shall have completed its due diligence review of the O'Donnell Assets, which review will be at least as extensive as its customary diligence review in transactions of this size and which will include, at a minimum, the procurement and careful review of: (i) title commitments as to all O'Donnell Real Property, (ii) UCC lien and judgment searches under the names of all of the present owners and operators of the O'Donnell Assets, (iii) a review of the past forty years in the chain of title for all O'Donnell Real Property for potential sources, users, storers and generators of hazardous materials, and (iv) estoppel certificates from all lessors of the O'Donnell
Assigned Leases, in each case in form and substance satisfactory to PHSD, and shall have delivered these materials to PHSD along with its certificate that it has reviewed these materials. In addition, PHSD's own review of these materials and any other review it may choose to conduct shall not cause it to be dissatisfied with the state of title to or the condition of the O'Donnell Assets, either in whole or in part.

           Section 11.10 O'Donnell Agreement. Prior to the Closing at which the O'Donnell Sites are transferred to PHSD, but only as a condition to the transfer of the O'Donnell
Assets, NPC and O'Donnell shall have executed the O'Donnell Agreement in substantially the form attached hereto as Exhibit M, with only such schedules, changes and amendments as have been approved by PHSD, and shall have closed the transactions contemplated in the O'Donnell Agreement in accordance with the terms and conditions thereof without waiving any requirements or rights which might adversely affect the value or use of the O'Donnell Assets to PHSD or PHSD's rights under this Agreement.


XII                                DOCUMENTS TO BE DELIVERED ON
EACH CLOSING DATE

.1                     Condition   Precedent.    Each   party's
obligation to consummate the transactions contemplated in this Agreement is conditioned on the delivery to such party of each of the documents listed in this Article XII, unless such delivery is expressly waived by such party in writing.

.2                   Documents  to be Delivered  by  NPC.   NPC
shall deliver the following documents to PHI and PHSD on each Closing Date with respect to the specific NPC Assets and/or
O'Donnell Assets to be transferred on that Closing Date:

               (a) a Certificate of Good Standing of NPC issued by the Secretary of State of Kansas as of a date not more than 10 business days prior to that Closing Date;

               (b) at the first Closing, a certified copy of NPC's Charter and Bylaws, and thereafter, a certificate of the secretary of NPC certifying that there have been no amendments to NPC's Bylaws since the prior Closing Date;

               (c) bills of sale, assignments and other instruments in form acceptable to PHSD as may be necessary or reasonably requested by PHSD in order effectively to convey, transfer and assign good and marketable title to the NPC Assets and the O'Donnell Assets;

               (d) one or more general warranty deeds conveying the NPC Real Property and the O'Donnell Real Property under
     Section 1.3(a)(i) hereof;

               (e) all necessary third party written assignments and consents to the assignment of the NPC Assigned Contracts, the NPC Assigned Leases, the NPC Licenses, the O'Donnell Assigned Contracts, the O'Donnell Assigned Leases and all of NPC's right, title and interest in and to the O'Donnell Licenses;

               (f) executed copies of the Liquor License Escrow Agreements, substantially in the form of Exhibit G hereto;

               (g) an opinion of legal counsel to NPC, substantially in the form of Exhibit J hereto;

               (h) updated schedules relating to the NPC Sites and the O'Donnell Sites being transferred at that Closing;

               (i) at the first Closing, executed copies of the New Agreements for all existing Pizza Hut restaurant locations operated by NPC on the date hereof except the NPC Sites transferred to PHSD at the first Closing, and any other NPC
     Site as to which PHI reasonably believes the issuance of a New Agreement would violate applicable state law, and at each Closing executed copies of the New Agreements for the PH Sites being transferred to NPC at that Closing, as required by
     Section 1.1 hereof and in the form of Exhibit D hereto;

               (j) at the first Closing, the Blanket Amendment, in the form of Exhibit E hereto;

               (k) at the Final Closing, documentation evidencing the payment, by federal wire transfer of immediately available funds, to PHI or PHSD, as appropriate, of the payment required by Article II hereof, as well as all other payments required by the provisions of this Agreement;

               (l) at the first Closing, a mutual release in substantially the form of Exhibit N hereto;

               (m) at the first Closing, a CSC Management Agreement substantially in the form of Exhibit K hereto for Bakersfield, California; and

               (n) at the relevant Closing, a CSC Management Agreement substantially in the form of Exhibit K hereto for Hagerstown, Maryland.

.3                   Documents to be Delivered by PHI and PHSD.
PHI and PHSD shall deliver the following documents to NPC on each Closing Date with respect to the specific PH Assets to be transferred on that Closing Date:

               (a) Certificates of Good Standing of PHI and PHSD issued by the Secretaries of the States of Kansas and California, respectively, as of a date not more than 10 business days prior to that Closing Date;

               (b) at the first Closing, a certified copy of each of PHI's and PHSD's Charter and Bylaws, and thereafter, a certificate of the Secretary of each of PHI and PHSD certifying that there have been no amendments to PHI's or PHSD's Bylaws since the prior Closing Date;

               (c) bills of sale, assignments and other instruments in form acceptable to NPC as may be necessary or reasonably requested by NPC in order effectively to convey, transfer and assign good and marketable title to the PH Assets;

               (d) one or more general warranty deeds conveying the PH Real Property under Section 1.7 hereof;

               (e) all necessary third party written assignments and consents to the assignment of the PH Assigned Contracts, the PH Assigned Leases and the PH Licenses;

               (f) executed copies of the Liquor License Escrow Agreements, substantially in the form of Exhibit G hereto;

               (g) an opinion of legal counsel to PHI and PHSD, substantially in the form of Exhibit L hereto;

               (h) updated schedules relating to the PH Sites being transferred at that Closing;

               (i) at the first Closing, executed copies of the New Agreements for all existing Pizza Hut restaurant locations operated by NPC on the date hereof except the NPC Sites transferred to PHSD at the first Closing, and any other NPC
     Site as to which PHI reasonably believes the issuance of a New Agreement would violate applicable state law, and at each Closing executed copies of the New Agreements for the PH Sites being transferred to NPC at that Closing, as required by
     Section 1.1 hereof and in the form of Exhibit D hereto;

               (j) at the first Closing, the Blanket Amendment, in the form of Exhibit E hereto;

               (k) at the Final Closing, documentation evidencing the payment, by federal wire transfer of immediately available funds, to NPC of any PH Additional Consideration required by
     Article III hereof after the setoff provided for by Section 3.4 hereof, as well as all other payments required by the provisions of this Agreement;

               (l) at the first Closing, a mutual release in substantially the form of Exhibit N hereto;

               (m) at the first Closing, a CSC Management Agreement substantially in the form of Exhibit K hereto for Bakersfield, California; and

               (n) at the relevant Closing, a CSC Management Agreement substantially in the form of Exhibit K hereto for Hagerstown, Maryland.


XIII                               EMPLOYEES

.1                    Definitions.   In  connection  with  this
Article XIII, the transferee of a specific Site shall sometimes be referred to as the "New Employer" and the transferor of that Site shall sometimes be referred to as the "Former Employer." Employees at any Site whose employment is terminated by the Former Employer and who are thereafter hired by the New Employer shall be referred to as the "New Employees." Former employees at any Site whose employment is terminated by the Former Employer and who are not thereafter hired by the New Employer shall be referred to as the "Ex-Employees."

.2                  Transfer of Employees.

          (a) Upon the transfer of any Site as contemplated by this Agreement, the Former Employer will terminate the employment of each  store  level  employee (i.e., unit  managers  and  below)
assigned  to  the Site so transferred (except  any  manager  or assistant manager who indicates to the Former Employer that  he or she would prefer to remain employed with the Former Employer rather  than  the New Employer (each, an "Electing Employee")),
and   the  New  Employer  may  in  its  sole  discretion  offer
comparable employment to any or all such store level employees so as to permit such store level employees to continue in their then current job.

          (b) The Former Employer shall use its best efforts to provide the services of all Electing Employees for at least 90 days after the relevant Closing, if so requested by the New Employer. The New Employer shall reimburse the Former Employer for all payroll and benefit expenses and all other costs associated with any such loaned Electing Employee. The Former Employer may employ such Electing Employee in accordance with this paragraph without violating Section 13.2(a).

.3                   Responsibility  of Former  Employer.   The
Former Employer agrees to make full and final settlement with each of its employees at each transferred Site, as of the relevant Closing Date, with respect to all liabilities and obligations, including payment for all vested vacation time, relating to their employment with the Former Employer through the relevant Closing Date. NPC recognizes and agrees that this includes all earned vacation time for Sites in California.

.4                   Responsibility of New Employer.   The  New
Employer shall, after the relevant Closing Date, be responsible for any and all liabilities and obligations relating to the employment or subsequent termination of the New Employees from and after the relevant Closing Date. The New Employer agrees to recognize and honor years of service of the New Employees for purposes of vacation accruals and to honor all unvested vacation time earned by New Employees prior to the relevant Closing in accordance with the Former Employer's vacation earning schedule.

.5                    Claims.    The   Former  Employer   shall
administer and retain liability for all employment and labor related claims of any kind, including but not limited to any claims for severance pay, that arise out of or that are attributable to the Former Employer's employment and termination of its employees. In particular, except only for claims against the New Employer alleging discrimination in failing to hire the Ex-Employee, the Former Employer shall be responsible for all claims relating to Ex-Employees. The New Employer shall administer and retain liability for all claims of any kind in respect to the New Employees that arise out of or that are attributable to its employment and termination of New Employees.

.6                  Benefit Plans.  The active participation of
Former Employees in any benefit or compensation plan, program, understanding or arrangement of a Former Employer, including without limitation, employee welfare benefit plans, as defined in section 3(1) of ERISA, severance plans, and vacation plans, shall cease as of the relevant Closing Date for all periods of time on or after that Closing Date. As soon as practicable after the relevant Closing Date: (i) NPC shall provide its Former Employees the option to effect a distribution of their account balances under the National Pizza Company Profit-
Sharing Plan (the "NPC Plan") or to transfer their account balances under the NPC Plan to the PepsiCo Long Term Savings Program (the "PepsiCo Plan"); (ii) PHSD shall provide its Former Employees the opportunity to effect a distribution of their account balances under the PepsiCo Plan. Except as provided in Sections 13.4 and 13.7, no service or credited service will be provided to any Former Employee under a Former Employer's benefits and compensation plans, programs, arrangements, or understandings after the Closing Date.

.7                  Benefits to be Provided.  Each New Employer
will treat the New Employees as if they had been hired directly by the New Employer, and neither New Employer will differentiate in the treatment of its current employees and the New Employees. Any health, disability, and life insurance benefits shall be provided to any currently insured New Employees without regard to any waiting periods or any preexisting condition limitations, and each New Employer shall honor and give full credit to all deductible amounts previously paid by the New Employees.

.8                    Future  Employment.   Nothing   in   this
Agreement  shall  be  deemed or construed to  require  the  New
Employer to continue to employ any of the New Employees for any period after the relevant Closing Date.

.9                   Agreement  Not  to Recruit.   Each  Former
Employer agrees that, for a period of three (3) years from the relevant Closing, it will not, directly or indirectly, for itself or for any other person or entity, solicit any former employee who is a New Employee to become reemployed with it.

.10                   Certain   Employees.   For   the   period
commencing on the first Closing Date and ending on August 3, 1994, NPC will provide the full time services as consultants to PHSD and its affiliates of the individuals listed on Schedule
13.10 hereto to assist in the transition. During such period, NPC shall pay wages, benefits, taxes and all other charges associated with the employment of such individuals and provide the office space and other equipment and facilities currently utilized by such employees in the performance of their regular duties. PHSD shall reimburse NPC for all payroll and benefit expenses and all other costs incurred by NPC in providing the services of any such consultant employees and the associated equipment and facilities applicable to such services; provided, however, that NPC shall remain solely responsible for any severance or other benefits payable upon, or in respect of, the termination of any such consultant employees.

XIV                                EMPLOYEE BENEFITS AND ERISA

.1                  Treatment of PH Employee Plans.

               (a) No Assumption of PH Employee Plans. It is expressly understood and agreed by the parties that NPC is not adopting for the benefit of any past, present or future employees of NPC and any of its past, present or future affiliates, any of the PH Employee Plans, and that NPC, as a result of this transaction, shall not assume any liability or obligation of PHSD or its affiliates relating to or arising under any PH
     Employee Plan. Any obligation or liability relating to or arising under any PH Employee Plan (including, but not limited to, any liability or obligation that arises as a result of the transaction contemplated by this Agreement) shall remain the sole and complete responsibility of PHSD and its affiliates.

                For purposes of the preceding paragraph, such obligations and liabilities shall include, but not be limited to, (i) any medical expenses incurred by any of the PHSD employees of PHSD or its affiliates (whether prior or subsequent to the relevant Closing Date) for medical care related to events occurring prior to the relevant Closing Date, (ii) any claims for disability benefits by any employee of PHSD or its affiliates whose elimination period includes the relevant Closing Date,
     (iii) except as set forth in Section 16.2(e), the payment of severance pay under any severance pay plan or arrangement covering any employee of PHSD or its affiliates, (iv) the extension of benefits under any "group health plan" as defined in Section 601(1) of ERISA in accordance with the requirements of Part 6 of Title I of ERISA and Section 4980B of the Code, (v) the payment of any taxes, interest, penalties, damages, losses and claims resulting from the failure to comply with any of the requirements of Part 6, Title I of ERISA and Code
     Section 4980B and (vi) any present or future obligation to make any payment to or with respect to any present or former employee of PHSD or its affiliates pursuant to any retiree medical benefit plan.

               (b) Indemnification of NPC by PHI and PHSD. With respect to the PH Employee Plans, each of PHI and PHSD hereby agrees to indemnify and hold NPC harmless from and against any and all losses,  damages,  claims, liabilities, penalties,  taxes,
     assessments,  liens,  and  expenses  (including,   without
     limitation, attorneys' fees) relating to or arising out of the establishment, operation or maintenance of any such PH Employee
     Plan or the termination of participation by the past, present or future employees of PHSD and any of its past, present or future affiliates therein as contemplated by this Agreement.

.2                  Treatment of NPC Employee Plans.

               (a) No Assumption of NPC Employee Plans. It is expressly understood and agreed by the parties that neither PH nor PHSD is adopting for the benefit of any past, present or future employees of NPC and any of its past, present or future affiliates, any of the NPC Employee Plans, and that neither PH nor PHSD, as a result of this transaction, shall assume any liability or obligation of NPC or its affiliates relating to or arising under any NPC Employee Plan. Any obligation or liability relating to or arising under any NPC Employee Plan
     (including, but not limited to, any liability or obligation that arises as a result of the transaction contemplated by this Agreement) shall remain the sole and complete responsibility of NPC and its affiliates.

                For purposes of the preceding paragraph, such obligations and liabilities shall include, but not be limited to, (i) any medical expenses incurred by any of the employees of NPC or its affiliates (whether prior or subsequent to the relevant Closing Date) for medical care related to events occurring prior to the relevant Closing Date, (ii) any claims for disability benefits by any employee of NPC or its affiliates whose elimination period includes the relevant Closing Date, (iii) except as set forth in Section 16.3(e), the payment of severance pay under any severance pay plan or arrangement covering any employee of NPC or its affiliates, (iv) the extension of benefits  under  any  "group health plan"  as  defined  in
     Section   601(1)   of   ERISA  in  accordance   with   the
     requirements   of  Part  6  of  Title  I  of   ERISA   and
     Section 4980B of the Code, (v) the payment of any taxes, interest, penalties, damages, losses and claims resulting from the failure to comply with any of the requirements of
     Part 6, Title I of ERISA and Code Section 4980B and (vi) any present or future obligation to make any payment to or with respect to any present or former employee of NPC or its affiliates pursuant to any retiree medical benefit plan.

               (b) Indemnification of PHI and PHSD by NPC. With respect to the NPC Employee Plans, NPC hereby agrees to indemnify and hold each of PHI and PHSD harmless from and against any and all losses,  damages,  claims, liabilities, penalties,  taxes,
     assessments,  liens,  and  expenses  (including,   without
     limitation, attorneys' fees) relating to or arising out of the establishment, operation or maintenance of any such NPC
     Employee Plan or the termination of participation by the past, present or future employees of NPC and any of its past, present or future affiliates therein as contemplated by this Agreement.

.3                   Definitions.   The following  terms,  when
used in or in connection with the above Sections 14.1 and 14.2, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

               (a) Benefit Arrangement. "Benefit Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement
     (written or oral), program, agreement or commitment providing
     for   insurance   coverage  (including   any   self-funded
     arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or  accident benefits  (including, without limitation,  any  "voluntary
     employees'   beneficiary  association"   as   defined   in
     Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare
     Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by NPC, PHI, any Subsidiary of NPC or PHI, or an ERISA Affiliate of NPC or PHI or under which NPC or PHI, any Subsidiary of NPC or PHI, or any ERISA Affiliate of NPC or PHI may incur any liability, and (C) covers any employee or former employee, independent contractor or former independent contractor, officer, director or agent of NPC or PHI, any Subsidiary of NPC or PHI, or any ERISA Affiliate of NPC or PHI.

               (b) ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               (c) ERISA Affiliate. "ERISA Affiliate" shall mean (A) any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with NPC or PHI, as the case may be, as defined in
     Section 414(b) or (c) of the Code, or (B) any entity which is (or at any relevant time was) a member of an "affiliated service group" (as such term is defined in Section 414(m) of the Code) which includes NPC or PHI, as the case may be.

               (d) Multiemployer Plan. "Multiemployer Plan" shall mean any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA (A) which NPC or PHI, any Subsidiary of NPC or PHI, or any ERISA Affiliate of NPC or PHI maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which NPC or PHI, any Subsidiary of NPC or PHI, or any ERISA Affiliate of NPC or PHI may incur any liability and (B) which covers any employee or former employee, officer, director or agent of NPC or PHI, any Subsidiary of NPC or PHI, or any ERISA Affiliate of NPC or PHI.

               (e) NPC Employee Plans. "NPC Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans which cover or have covered any employee or former employee, independent contractor or former independent contractor, officer, director or agent of NPC, any Subsidiary of NPC, or any ERISA Affiliate of NPC.

               (f) Pension Plan. "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which NPC or PHI, any Subsidiary of NPC or PHI, or any ERISA Affiliate of NPC or PHI maintains, administers, contributes to or is required to contribute to, or within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which NPC or PHI, any Subsidiary of NPC or PHI, or any ERISA Affiliate or NPC or PHI may incur any liability and (B) which covers any employee or former employee, officer, director or agent of NPC or PHI, any Subsidiary of NPC or PHI, or any ERISA Affiliate of NPC or PHI.

               (g) PH Employee Plans. "PH Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans which cover or have covered any employee or former employee, independent contractor or former independent contractor, officer, director or agent of PHI, any Subsidiary of PHI, or any ERISA Affiliate of PHI.

               (h) Subsidiary. "Subsidiary" shall mean any corporation, partnership, or other business entity controlled by NPC or PHI, directly or indirectly. In the case of a corporation, such control shall be evidenced where more than 50% of the voting stock of such corporation, at the time as of which any determination is being made, is owned by NPC or PHI, either directly or through Subsidiaries.

               (i) Welfare Plan. "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA (A) which NPC or PHI, any Subsidiary of NPC or PHI, or any ERISA Affiliate of NPC or PHI maintains, administers, contributes to or is required to contribute to, or under which NPC or PHI, any Subsidiary of NPC or PHI, or any ERISA Affiliate of NPC or PHI may incur any liability and (B) which covers any employee or former employee, independent contractor or former independent contractor, officer, director or agent of NPC or PHI, any Subsidiary of NPC or PHI, or any ERISA Affiliate of NPC or PHI.


XV                                     BULK    TRANSFER;    TAX
CERTIFICATES

           Except to the extent required under any applicable alcoholic beverage license regulations, the parties hereto agree and acknowledge that, notwithstanding anything to the contrary contained herein, neither party shall be required to comply with Article VIII, Bulk Transfers of the Uniform Commercial Code, as in effect in the states in which the NPC Assets, the O'Donnell Assets and the PH Assets are located, and neither party shall be required to obtain tax clearance certificates from any state taxing authority with respect to sales and use taxes and from any state employment development departments with respect to unemployment compensation insurance contributions; provided, however, that in the event any claim is made against a party which arises out of the failure of the other to comply with such bulk transfer laws, or to pay such taxes, such party shall be entitled to indemnification as provided in Article XVI hereof, as applicable. The parties recognize and agree that the alcoholic beverage license regulations for the State of Maryland do require compliance with that state's Bulk Sales Law and the parties further agree to fulfill those requirements.

XVI                                     INDEMNIFICATION     AND
MEDIATION

.1                  Survival.  The representations, warranties,
and covenants made herein shall survive the Final Closing until the third anniversary of the date hereof except that the representations, warranties and covenants set forth in Sections 5.1, 5.2, 6.1, 6.2, 14.1(b), 14.2(b) and those relating to federal, state and local taxes shall continue until the applicable statute of limitations (including extensions) expires. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of any party hereto pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by such party hereunder as of the date of the Closing at which such documents are delivered. The indemnification obligations under Sections 16.2 and 16.3 shall survive termination of this Agreement.

.2                   Indemnification of PHI and  PHSD  by  NPC.
NPC agrees to hold harmless, indemnify and defend each of PHI and PHSD, persons who control, are controlled by or are under common control with PHI and PHSD, and the directors, officers and employees thereof, from and against, and will reimburse such indemnified parties with respect to, any and all claims, demands, causes of action, proceedings, losses, damages, debts, expenses, liabilities, fines, penalties, deficiencies, judgments or costs, including, without limitation, reasonable accountants' and attorneys' fees, court costs, amounts paid in settlement and costs and expenses of investigations (collectively, "Claims") at any time and from time to time asserted against or incurred by any such indemnified party insofar as such Claims are based upon:

               (a) any breach or nonfulfillment of or any inaccuracy in any representation, warranty, covenant or agreement contained herein or otherwise made in writing by or on behalf of NPC in connection with the transactions contemplated hereby;

               (b) any injury to any person or damage to any property occurring prior to the relevant Closing Date related in any way to the NPC Sites, or to any product of the NPC Sites produced prior to the relevant Closing Date except to the extent such Claims are liabilities assumed by PHSD hereunder;

               (c) any and all Claims against PHI or PHSD relating to, concerning or involving any of the NPC Assets, but only to the extent such Claims arise from or are based upon any action, event or condition existing on or occurring before the relevant
     Closing Date;

               (d) any claim for severance or termination pay allegedly due upon or in respect of the termination by NPC or its affiliates of any person who, on or prior to the Final Closing
     Date, was an employee of NPC or its affiliates;

               (e) any claim for severance or termination pay by reason of the termination by NPC on or after the relevant Closing Date of any person who had been an employee of PHSD or one of its affiliates;

               (f) any claim, including claims under the Workers' Adjustment and Retraining Notification Act (the "WARN Act"), arising out of or relating to the employment or termination by NPC or its affiliates prior to the relevant Closing Date of any of their employees;

               (g) the failure of NPC or any of its affiliates, as transferor, to comply with the "bulk transfer" laws of any jurisdiction in connection with the transactions contemplated hereby;

               (h) the failure of NPC to pay any taxes, including, without limitation, its agreed share of any sales tax resulting from the transfer of the PH Assets to NPC or the transfer of the NPC Assets and O'Donnell Assets to PHSD, or to make any unemployment compensation insurance contribution;

               (i) any claims by any former employee of PHSD or O'Donnell that NPC or its affiliates unlawfully refused to hire him/her after the relevant Closing because of that person's race, age, sex, religion, national origin, disability, or union membership. This indemnification does not extend to any claims that PHI or PHSD violated any law or collective bargaining agreement by its own acts, or omissions, including but not limited to (1) termination by PHSD of any of its employees prior to the relevant Closing Date; (2) PHSD's failure to require that NPC as transferee assume any or all of PHSD's Collective Bargaining Agreements; or (3) PHSD's failure to provide appropriate notice under the WARN Act;

               (j) any claim or liability of any kind related in any way to NPC's operation, ownership, use or enjoyment of the O'Donnell Assets;

               (k) any claim or liability of any kind alleging that NPC or its affiliates breached the O'Donnell Agreement or any other agreements or arrangements related thereto; or

               (l) NPC's failure to deliver the consent of any lessor to the assignment of a lease to PHSD and its affiliates where such lease requires lessor's consent for such an assignment.

.3                   Indemnification of NPC by  PHI  and  PHSD.
PHI and PHSD agree to hold harmless, indemnify and defend NPC, persons who control, are controlled by or are under common control with NPC, and the directors, officers and employees thereof, from and against, and will reimburse such indemnified parties with respect to Claims at any time and from time to time asserted against or incurred by any such indemnified party insofar as such Claims are based upon:

               (a) any breach or nonfulfillment of or any inaccuracy in any representation, warranty, covenant or agreement contained herein or otherwise made in writing by or on behalf of PHI or PHSD in connection with the transactions contemplated hereby;

               (b) any injury to any person or damage to any property occurring prior to the relevant Closing Date related in any way to the PH Sites, or to any product of the PH Sites produced prior to the relevant Closing Date except to the extent such Claims are liabilities assumed by NPC hereunder;

               (c) any and all Claims against NPC relating to, concerning or involving any of the PH Assets, but only to the extent such Claims arise from or based upon any action, event or condition existing on or occurring before the relevant Closing Date;

               (d) any claim for severance or termination pay allegedly due upon or in respect of the termination by PHSD or its affiliates of any person who, on or prior to the Final Closing
     Date, was an employee of PHSD or its affiliates;

               (e) any claim for severance or termination pay by reason of the termination by PHSD on or after the relevant Closing
     Date of any person who had been an employee of NPC or one of its affiliates;

               (f) any claim, including claims under the WARN Act, arising out of or relating to the employment or termination by PHSD or its affiliates prior to the relevant Closing Date of any of their employees;

               (g) the failure of PHSD or any of its affiliates, as transferor, to comply with the "bulk transfer" laws of any jurisdiction in connection with the transactions contemplated hereby;

               (h) the failure of PHSD to pay any taxes, including, without limitation, its agreed share of any sales tax resulting from the transfer of the NPC Assets and the O'Donnell Assets to PHSD or the transfer of the PH Assets to NPC, or to make any unemployment compensation insurance contribution;

               (i) any claims by any former employee of NPC that PHSD or its affiliates unlawfully refused to hire him/her after the relevant Closing because of that person's race, age,  sex, religion, national origin, disability, or union membership.
     This indemnification does not extend to any claims that NPC violated any law or collective bargaining agreement by its own acts,  or  omissions, including but  not  limited  to  (1)
     termination by NPC of any of its employees prior to the relevant Closing Date; (2) NPC's failure to require that PHSD as transferee assume any or all of NPC's Collective Bargaining Agreements; or (3) NPC's failure to provide appropriate notice under the WARN Act;

               (j) any claim or liability of any kind related in any way to PHSD's operation, ownership, use or enjoyment of the O'Donnell Assets which arises after the transfer to PHSD of the O'Donnell Assets as contemplated hereby; or

               (k) PHSD's failure to deliver the consent of any lessor to the assignment of a lease to NPC and its affiliates where such lease requires lessor's consent for such an assignment.

.4                  Indemnification Procedure.  In the event of
any Claim by either party hereto seeking indemnification under this Article XVI (an "Indemnified Party"):

               (a) The Indemnified Party will give the other party (the "Indemnifying Party") prompt written notice of the Claim asserted against or imposed upon or incurred by the Indemnified
     Party (which notice shall set forth the basis of the Claim) and the Indemnifying Party shall have the right to undertake the defense thereof by representatives of its own choosing;
     provided, however, that the Indemnified Party may join in the defense of any such Claim and employ counsel at its own expense.

               (b)       In the event that the Indemnifying Party, within ten
     (10) days after notice of the Claim, fails or refuses to undertake the defense of such Claim, the Indemnified Party will (upon further written notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of the Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying
     Party to assume the defense of the Claim at any time prior to the settlement, compromise or final determination thereof. If any Indemnified Party undertakes the defense, compromise or settlement of any such Claim pursuant to this Section 16.4, the Indemnifying Party shall reimburse such Indemnified Party for any reasonable legal fees and expenses incurred in connection therewith within five (5) business days of receipt of notice seeking such reimbursement.

               (c) Notwithstanding anything to the contrary contained herein, (i) if there is a reasonable probability that the Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right to defend, compromise or settle the Claim; provided, however, in such event, if the Indemnified Party shall compromise or settle such Claim without the approval of the Indemnifying Party, the Indemnifying Party shall not be bound by such compromise or settlement, and
     (ii) the Indemnifying Party shall not, without the Indemnified
     Party's written consent, settle or compromise the Claim or consent to entry of any judgment that does not include as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Party from all liability in respect of the Claim.

.5                      Effect     of    Insurance    Payments.
Notwithstanding the provisions of this Article XVI, no person shall be entitled to be indemnified hereunder for any portion of the amount of any Claim with respect to which such person has previously received or will receive payment from any insurer or other third party.

.6                  Limitations on Indemnification.

               (a) No Indemnifying Party shall be liable to an Indemnified Party pursuant to Section 16.2 or 16.3 hereof with respect to any Claim unless written notice of such Claim shall have been given to such Indemnifying Party on or prior to the third anniversary of the Final Closing Date, except as to Environmental Claims and Claims related to tax matters, with respect to which the liability to indemnify shall expire when the Indemnified Party is no longer subject to liability for such Claims.

               (b) Each party's responsibility to indemnify the other pursuant to Section 16.2 or 16.3 hereof shall be limited to the extent that claims for indemnity (other than claims under Sections 16.2(d), (e), (h), (i) or (k) or 16.3(d), (e), (h) or
     (i)) must total One Hundred Thousand Dollars ($100,000) in the aggregate before a party hereto may seek reimbursement for such Claims from the other. Once the $100,000 basket is met, the Indemnified Party may seek reimbursement for all additional indemnity Claims (but not such initial $100,000 in claims) from the Indemnifying Party for any dollar amount.

               (c)       In no event will a party's indemnity obligation under
     Section   16.2  or  16.3  exceed  Forty  Million   Dollars
     ($40,000,000.00).

.7                    Other   Remedies.   The   right   of   an
Indemnified Party to be indemnified under this Article XVI shall not limit, reduce or otherwise affect the rights and remedies of such Indemnified Party under this Agreement.

.8                  Mediation.

               (a) The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between executives who have authority to settle the controversy. Either party may give the other party written notice of any dispute not resolved in the normal course of business. Within 20 days after delivery of said notice, executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 60 days of the disputing party's notice, either party may initiate mediation as provided hereinafter.

                If a negotiator intends to be accompanied at  a
     meeting by an attorney, the other negotiator shall be given at least three working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

               (b) If the dispute has not been resolved by negotiation as provided herein, the parties shall endeavor to settle the dispute by mediation under the then current Center for Public
     Resources ("CPR") Model Procedure for Mediation of Business
     Disputes. The neutral third party will be selected from the CPR Panels of Neutrals. If the parties encounter difficulty in agreeing upon a neutral, they will seek the assistance of CPR in the selection process.


XVII                               TERMINATION

.1                    Termination  by  Either  Party.   Without
prejudice to other rights and remedies which it may have, either party may, at its option, terminate this Agreement at any time prior to the first Closing by giving notice thereof to the other party if:

               (a) A bona fide legal action or proceeding is pending or threatened against such party as of the date of such notice of termination, an unfavorable judgment, decree or order in such action or proceeding would prevent or make unlawful the consummation of the transactions contemplated by this Agreement and an unfavorable judgment, order or decree is likely;

               (b) The modification or amendment, contemplated in Sections 8.3(b) or 9.3(b) hereof as applicable, to any section in or schedule to this Agreement reveals a material change in the assets or the business to be acquired by that party and such party reasonably determines, in its sole discretion, that any Closing is therefore undesirable;

               (c) Any representation, warranty or covenant in this Agreement shall prove to have been incorrect, incomplete or misleading at the time it was made in any material respect; and

               (d) Any of the conditions precedent to the Closings, contained at Articles X and XI, as applicable, do not occur.

               (e) In the event of termination of this Agreement as expressly permitted under this Section 17.1, this Agreement and the memorandum of intent dated March 30, 1994, executed by NPC and PHI shall forthwith become void and there shall be no liability on the part of either party, or their respective officers, directors, or affiliated companies.

.2                   Delay.  It is the intention of the parties
that all of the transfers to be made hereunder shall be concluded within 180 days (the "Transfer Period") after the actual date on which the first Closing hereunder occurs. The parties acknowledge and agree that the payment obligation of PHSD referred to in Section 3.3 above is based on the assumption that all of the NPC Sites (and the related NPC Assets) and the O'Donnell Sites (and the related O'Donnell Assets) will be transferred to PHSD, and that all of the PH Sites (and the related PH Assets) will be transferred to NPC, prior to or on the last day of the Transfer Period. However, the parties recognize that any number of circumstances could prevent one or more of such transfers from taking place during the Transfer Period. Without limiting the generality of the foregoing, a transferee will not be under any obligation to accept a transfer of:

               (a) any Site in respect of which the transferor is unable to transfer good, valid and marketable fee simple or leasehold, as applicable, title,

               (b) any leased Site in respect of which the transferor is unable to assign to the transferee a valid and effective lease with all of the required consents to the transfer; or

               (c) any Site which would be, in the reasonable judgment of the transferee, substantially impossible to operate as reasonably anticipated because of some material defect in the Site or its equipment package.

The parties hereby agree that, without prejudice to either party's right to pursue its remedies for any failure by the other party to perform hereunder, in the event one or more of the transfers required hereunder has not occurred by the end of the Transfer Period:

                    (ii) None of the transfers that were, in fact, made during the Transfer Period shall be rescinded, reversed or cancelled;

               (iii) All payments required to be made hereunder prior to or on the Final Closing Date will be due and payable on the last day of the Transfer Period and any payments required to be made hereunder within a specified number of days after the Final Closing Date will be due and payable on that specified number of days after the last day of the Transfer Period;

                    (iv) if any NPC Site (or group of NPC Sites) has not been transferred to PHSD prior to the end of the Transfer Period, the aggregate amount payable by PHSD to NPC under Section 3.3 shall be reduced by the amount set forth next to such NPC Site
          (or group of NPC Sites) on the attached Schedule 17.2, (or, if no such amount is set forth thereon, four times the cash flow of such Site(s) for the four fiscal quarter period ended
          December 28, 1993);

               (v) if any O'Donnell Site (or group of O'Donnell Sites) has not been transferred to PHSD prior to the end of the Transfer Period, PHSD shall have the option to elect either to: (x) reduce the aggregate amount payable by PHSD to NPC under
          Section 3.3 by the amount set forth next to such O'Donnell Site
          (or group of O'Donnell Sites) on the attached Schedule 17.2, (or, if no such amount is set forth thereon, four times the cash flow of such Site(s) for the four fiscal quarter period ended closest to December 31, 1993 (for purposes of this section, the "Value")), or (y) without incurring any liability to NPC in respect thereof, retain and not transfer to NPC a number of PH Sites with a Value approximately equal to the payment amount in Section 17.2(iv)(x) above of its selection;
          and

                    (vi) if any PH Site (or group of PH Sites) has not been transferred to NPC prior to the end of the Transfer Period, the aggregate amount payable by PHSD to NPC under Section 3.3 shall be increased by the amount set forth next to such PH Site (or group of PH Sites) on the attached Schedule 17.2, (or if no such amount is set forth thereon, four times the cash flow of such Site(s) for the four fiscal quarter period ended
          December 23, 1993).


XVIII                              MISCELLANEOUS

.1                   Notices.   All notices, requests,  claims,
demands or other communications required or permitted by this Transfer Agreement or any instrument provided for herein to be given or made by the parties shall be in writing (including, without limitation, by telex or telecopy) and shall be deemed delivered if delivered in person, by telegram, telefax, telex, or telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties:

     To NPC:             National Pizza Company
                         100 North Pine Street
                         Pittsburg, KS 66762
                         Fax:  (316) 231-1199
                         Attention:  President

     To PHI:             Pizza Hut, Inc.
                         9111 East Douglas
                         Wichita, KS 67201
                         Fax:  (316) 681-9850
                         Attention:  President

     With a copy to:     Senior Vice President, General Counsel


     To PHSD:            Pizza Hut of San Diego, Inc.
                         9111 East Douglas
                         Wichita, KS 67201
                         Fax:  (316) 681-9850
                         Attention:  President

     With a copy to:     Senior Vice President, General Counsel

          Any of the respective parties may, however, designate in writing such new or other addresses or telecopy numbers to which such notice shall thereafter be mailed or telecopied. Any notice or demand given in accordance with this section shall be deemed delivered upon deposit in the United States mail, properly addressed, and with correct postage, or in the event of hand-delivery, telegram, telefax, telex or telecopy upon receipt.

.2                   Expenses.  Except as otherwise provided in
this Agreement, each party hereto shall bear all of its own costs, fees and expenses in connection with the transactions contemplated hereby, including, without limitation, all fees and expenses of their respective agents, representatives, counsel and accountants; provided, however, that if either party institutes any action or proceeding in any court to enforce the provisions hereof, or for damages by reason of an alleged breach of any provision of this Agreement, the prevailing party shall be entitled to recover reasonable a ttorneys' fees incurred in bringing or defending such action or proceeding, including any such fees incurred on appeal of any such action or proceeding. In addition, except for the costs of the investigation required by Section 11.9 hereof, which shall be borne by NPC, to the extent that a transferee obtains a survey and/or environmental audit on any of the Sites being transferred to it, the transferee shall be responsible for obtaining such survey and/or environmental audit at its sole cost. In each case, the transferee shall pay necessary title insurance costs. NPC and PHSD shall each pay 50% of the fees and expenses of Arthur Andersen & Co. and all real estate, sales and transfer taxes and fees incurred in conjunction with the Closings. The provisions of this Section 18.2 shall survive the Final Closing hereunder and any termination of this Agreement.

.3                   Public Announcement.  No press release  or
other public announcement, or notice to or other communication with either party's distributors, dealers, suppliers, customers, employees or stockholders relating to the transactions contemplated by this Agreement shall be made or given prior to any Closing without the prior consent of the other party, except as may be required by law.

.4                    Assignment.   This  Agreement  shall   be
binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The rights, benefits, duties and obligations contemplated by this Agreement are not assignable by either party.

.5                   Governing  Law.  This Agreement  shall  be
governed by and construed in accordance with the laws of the State of Kansas.

.6                   Waiver and Amendment.  Except as otherwise
expressly provided herein, no provision hereof may be waived, amended or otherwise modified except by a written agreement signed by each party hereto.

.7                  Entire Agreement.  This Agreement, together
with the exhibits and schedules hereto, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating thereto.

.8                     Binding   Agreement.    The    Agreement
constitutes, and all other agreements and instruments entered into or delivered in connection with the transactions contemplated hereby will constitute, the valid and binding obligations of the parties and are enforceable against the parties in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights, or rules of law governing specific performance, injunctive relief or other equitable remedies.

.9                   Agreement Negotiated.  The parties to this
Agreement are sophisticated and have been represented by lawyers throughout this transaction who have carefully negotiated the provisions of this Agreement. As a consequence, the parties do not believe that any statutory or common law presumption relating to the interpretation of contents against the drafter of any particular clause should be applied in this case and therefore waive the effects of any such presumptions.

.10                  Confidentiality.  NPC, PHI and PHSD  shall
keep this Agreement and the transactions contemplated hereby confidential and shall only disclose it to their respective senior management and professional advisors on a confidential basis at all times prior to the issuance of mutual information releases, if any.

.11                   Attorneys'  Fees.   Should   any   action
(including any proceedings in a bankruptcy court) be commenced between any of the parties to this Agreement or their representatives concerning any provision of this Agreement or the rights of any person or entity thereunder, solely as between the parties or their successors, the party or parties prevailing in such action as determined by the court shall be entitled to recover from the other party all of its costs and expenses incurred in connection with such action (including without limitation fees, disbursements and expenses of attorneys and costs of investigation).

.12                   Remedies   Not  Exclusive.    No   remedy
conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise; provided, however, that the parties agree to comply with the letter and intent of Section 16.8 hereof prior to proceeding to litigation in respect of any specific controversy. The election of any one or more remedies shall not constitute a waiver or the right to pursue other available remedies.

.13                  No Third-Party Beneficiaries.  Each  party
intends that this Agreement shall not benefit or create any right or cause of action in any person other than the parties.

.14                  Headings.  The headings of this  Agreement
are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

.15                  Severability.  If all or  any  portion  or
provision of this Agreement shall to any extent be held invalid or unenforceable in whole or in part by a court or agency having valid jurisdiction pursuant to a valid decision or decree, then the parties hereto expressly agree to be bound by any lesser covenant imposing the maximum legal duty permitted by law that is subsumed within the terms of such covenant, as if the resulting covenants were separately stated in and made a part of this Agreement, and the remainder of this Agreement shall remain in full force and effect.

.16                   Counterparts.   This  Agreement  may   be
executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

.17                 Nontraditional.

               (a) Schedule 18.17(a) lists every location (each, an "NPC Nontraditional Site") within the Pizza Hut franchise territories associated with the NPC Sites where, to the best of NPC's and PHI's knowledge, third parties are licensed or authorized presently to sell products under the Pizza Hut trademark. Any rights NPC presently has to participate or share in the sales of the NPC Nontraditional Sites or to receive payments in respect thereof shall terminate upon the Closing for the applicable territory hereunder; provided, however, that until paid, NPC shall continue to have the right to receive its participation payments in respect of all Pizza
     Hut  sales  made through the date of Closing  at  the  NPC
     Nontraditional Sites.

               (b) Schedule 18.17(b) lists every location (each a "PH Nontraditional Site") within the Pizza Hut franchise territories associated with the PH Sites where, to the best of PHI's knowledge, third parties are licensed or authorized presently to sell products under the Pizza Hut trademark. NPC shall be entitled to receive fifty percent (50%) of the net payments (gross payments, less the deduction for local and national advertising) received by PHI in respect of the Pizza
     Hut sales made at the PH Nontraditional Sites subsequent to the Closing for the applicable territory.

               (c) Currently, PHI is working on projects that might lead to the opening of nontraditional sites at the locations listed on Schedule 18.17(c) (the "Proposed Nontraditional Sites").
     NPC shall be entitled to receive fifty percent (50%) of the net payments (gross payments, less the deduction for local and national advertising) received by PHI in respect of the Pizza
     Hut sales made at the Proposed Nontraditional Sites subsequent to the Closing for the applicable territory.

               (d) NPC recognizes and agrees that PHI will continue to administer its national nontraditional programs and that additional nontraditional sites may be opened in NPC's Pizza
     Hut territory. Any payments in connection with any such additional nontraditional sites opened in the future in NPC territory shall, except as provided for in Article I.D.1 of the New Agreements, be agreed upon by the parties.


           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.



NATIONAL PIZZA COMPANY             PIZZA HUT, INC.



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                                   PIZZA HUT OF SAN DIEGO, INC.


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